Exhibit 10.20

DATED

July 10, 2009

VENOMICS HONG KONG LIMITED

and

LIAONING NUOKANG MEDICINES CO., LTD.

and

VENOMICS PTY LIMITED

and

QRXPHARMA LIMITED

SUBSCRIPTION AGREEMENT

relating to shares in

VENOMICS HONG KONG LIMITED

THIS AGREEMENT is made on July 10, 2009 BETWEEN:

(1)	VENOMICS HONG KONG LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at 8/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong (the “Company”);

(2)	LIAONING NUOKANG MEDICINES CO., LTD., a company incorporated under the laws of People’s Republic of China whose principal place of business is at C/11F, Huaxin International Tower, No.219, Qingnian Street, Shenhe District, Shenyang, P.R.China 110016 (“Nuokang”);

(3)	VENOMICS PTY LIMITED, a company incorporated under the laws of Australia whose registered office is at Level 1, 194 Miller Street, North Sydney, New South Wales, Australia 2060 (“VPL”); and

(4)	QRXPHARMA LIMITED, a company incorporated under the laws of Australia whose registered office is at Level 1, 194 Miller Street, North Sydney, New South Wales, Australia 2060 (the “Warrantor”).

(For the purpose of this Agreement, Nuokang and VPL are collectively referred to as “Subscribers”)

WHEREAS:

(A)	The Company is a private company limited by shares having an authorized share capital of HK$143,333 divided into 143,333, shares of HK$1 each, 10,000 of which have been issued fully paid or credited as fully paid. Further details of the Company are set out in Schedule 1.

(B)	VPL, as of the date of this Agreement, owns all issued and outstanding share capital of the Company.

(C)	Nuokang has agreed to subscribe for and the Company has agreed to allot and issue the Subscription Shares (as defined below) subject to and upon the terms and conditions set out in this Agreement.

(D)	The Warrantor has agreed to provide such representations and warranties as set forth in this Agreement, grant a right of first refusal to the Company and be subject to indemnification obligations as provided in this Agreement in consideration of Nuokang agreeing to subscribe for the Shares (as defined below).

IT IS AGREED as follows:

1.	INTERPRETATION

(1)	In this agreement:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with it;

1

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open in Hong Kong for general business;

“Completion” means the implementation of the matters described in clause 5 or the time thereof, as the case may be;

“Completion Date” means a date to be agreed upon by the parties hereto;

“Financial Year” means a period from and including 1 January in a year to and including 31 December in the same year;

“Group Companies” means the Company and any subsidiary it may have in the future and “Group Company” means any of them;

“holding company” has the meaning given in section 2 of the Companies Ordinance;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“HK JV Shareholders’ Agreement” means the shareholders’ agreement to be entered between Venomics Hong Kong Limited, Liaoning Nuokang Medicines Co., Ltd. and Venomics Pty Limited;

“Licensor Improvements” has the meaning given to that term in the License Deed;

“Intellectual Property Rights Deeds” means collectively, the License Deed, the deed of assignment of intellectual property rights dated March 20, 2009 between QRxPharma Limited and Venomics Pty Limited, the deed of assignment of intellectual property rights dated March 20, 2009 between Haempatch Pty Limited and Venomics Pty Limited, the deed of novation and assignment dated June 2, 2009 between The University of Queensland, QRxPharma Limited and Venomics Pty Limited, and the deed of novation and assignment dated July 7, 2009 between UATC Pty Limited, QRxPharma Limited and Venomics Pty Limited;

“License Deed” means the intellectual property license deed dated July 8, 2009 between Venomics Pty Limited and Venomics Hong Kong Limited;

“Shares” means shares of HK$1 each in the share capital of the Company;

“subsidiary” has the meaning given in section 2 of the Companies Ordinance;

“Transaction Documents” means this Agreement, the HK JV Shareholders’ Agreement and VPL Shareholders’ Agreement;

“ultimate holding company” means a holding company which is not also a subsidiary;

“Venomics Intellectual Property” has the meaning given to that term in the License Deed;

“New VPL Intellectual Property” is any intellectual property other than Venomics Intellectual Property that is owned or licensed by VPL, or becomes owned or licensed by VPL that is originated through the research collaboration between either the Warrantor or VPL and the University of Queensland.

2

“VPL Shareholders’ Agreement” the shareholders’ agreement to be entered between Venomics Pty Limited, QRxPharma Limited and Surplus International Investments Limited;

“Warranties” means the representations and warranties made by each party to this Agreement contained in clause 4.

(2)	In this agreement:

(a)	“person” means a firm, a corporate, an unincorporated association or an authority and vice versa;

(b)	words importing the singular shall include the plural and vice versa;

(c)	words denoting persons shall include bodies corporate and unincorporated associations of persons and vice versa; and

(d)	references to a party to this agreement shall include successors or assigns of that party.

(3)	Subclauses (1) to (2) apply unless the contrary intention appears.

(4)	The headings in this agreement do not affect its interpretation.

(5)	Each schedule to this agreement shall take effect as it is set out in this agreement and references to this agreement shall include its schedules.

2.	SUBSCRIPTION

(1)	Subject to clause 3, Nuokang shall subscribe for and the Company shall allot and issue to Nuokang 133,333 Shares (“Subscription Shares”) and Nuokang shall pay to the Company the cash sum of HK$38,753,500, which is the equivalent of US$ 5,000,000 based on an agreed exchange rate of US$ 1 : HK$7.7507.

(2)	The Company shall allot the Subscription Shares free from all liens, charges, equities and encumbrances and other rights exercisable by third parties.

(3)	The Subscription Shares shall rank pari passu in all respects with the Shares in issue at the date of allotment and in particular will rank in full for all dividends and other distributions declared, made or paid at any time after the date of allotment.

3.	CONDITIONS PRECEDENT

(1)	The obligation of Nuokang to consummate the transactions contemplated hereby is subject to the fulfillment of, at or before the Completion Date, each of the following conditions:

(a)	Intellectual Property Rights Deeds. All of the Intellectual Property Rights Deeds have been duly executed, delivered and performed (or, if applicable, shall be performed concurrently with this Agreement).

3

(b)	Regulatory Consents and Approvals. All consents, permits and approvals of, and filings and registrations with any applicable governmental authority necessary to permit each of VPL, the Warrantor and Nuokang to perform its respective obligations under this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby have been received and are in full force and effect.

(c)	Third Party Consents. In addition to clause 3(1)(b) above, all consents (or in lieu thereof waivers) to the performance by each of VPL and the Warrantor of each of its obligations under this Agreement and each other Transaction Document to which it is a party or to the consummation of the transactions contemplated hereby as are required under any contract to which VPL or the Warrantor is a party or by which any of its assets and properties are bound (i) have been obtained, (ii) are in form and substance reasonably satisfactory to Nuokang, (iii) are not subject to the satisfaction of any condition that has not been satisfied or waived, and (iv) are in full force and effect.

(d)	License Deed. Completion under the License Deed has taken place.

(e)	Opinions. Nuokang has received a legal opinion issued by a patent attorney engaged by VPL or the Warrantor attached hereto as Exhibit A.

(2)	Without prejudice to clause 6 and subject to subclause (4) below, the obligation of VPL and the Warrantor to consummate the transactions contemplated hereby is subject to the fulfillment of, at or before the Completion Date, each of the following conditions:

(a)	Regulatory Consents and Approvals. All consents, permits and approvals of, and filings and registrations with any applicable governmental authority necessary to permit Nuokang to perform its obligations under this Agreement or any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby have been received and are in full force and effect.

(b)	Third Party Consents. In addition to clause 3(2)(a) above, all consents (or in lieu thereof waivers) to the performance by Nuokang of each of its obligations under this Agreement and each other Transaction Document to which it is a party or to the consummation of the transactions contemplated hereby as are required under any contract to which Nuokang is a party or by which any of its assets and properties are bound (i) have been obtained, (ii) are in form and substance reasonably satisfactory to VPL and the Warrantor, (iii) are not subject to the satisfaction of any condition that has not been satisfied or waived, and (iv) are in full force and effect.

(c)	License Deed. Completion under the License Deed has taken place.

4

(3)	Nuokang may waive all or any of the conditions set out in subclause (1) in whole or in part at any time in its sole discretion and VPL may waive all or any of the conditions set out in subclause (2) in whole or in part at any time in its sole discretion.

(4)	If the conditions in subclauses (1) and (2) are not fulfilled or waived as contemplated by subclause (3) on or before the Completion Date (or such later date as the parties may mutually agree), this Agreement shall automatically cease and none of the parties shall have any rights or obligations under this agreement save for accrued rights and obligations.

(5)	The parties must use their reasonable endeavours to cause the conditions set forth in clauses 3(1) and 3(2) fulfilled.

4.	WARRANTIES

(1)	Each of the parties to this Agreement represents and warrants that as of the Completion Date:

(a)	Organization. It (i) is a corporation duly incorporated and validly existing under the laws of the jurisdiction in which it is incorporated and (ii) has the full corporate power and authority to conduct its business as and to the extent now conducted or as proposed to be conducted and to own, use and lease its assets and properties.

(b)	Authority. (i) The execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, have been duly and validly authorized. (ii) It has duly and validly executed and delivered this Agreement and each other Transaction Document, which shall constitute, legal, valid and binding obligations, enforceable against it in accordance with their terms.

(c)	No Violations or Conflicts. Neither its execution and delivery of this Agreement or each other Transaction Document to which it is a party , nor its performance of each of its obligations under this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, will:

(i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its organizational and/or constitutional documents;

(ii) conflict with or result in a violation or breach of any term or provision of any laws or order applicable to it or any of its respective assets and properties; or

(iii) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require it to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (D) result in or give to any person any right of termination, cancellation, acceleration or modification

5

in or with respect to, (E) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (F) result in the creation or imposition of any encumbrance upon it or any of its respective assets and properties under, any contract or license to which it is a party or under which any of its respective assets and properties is bound.

(d)	Consents. It has all necessary third-party consents, licences and approvals in connection with the entry into and performance of its obligations under this agreement.

(e)	Governmental Approvals. Except as disclosed in this Agreement, no consent, approval, order, license, authorization or action of, or registration, qualification, designation, declaration or filing with or notice to any government authority on its part is required in connection with the execution, delivery and performance of this Agreement or each other Transaction Document to which it is a party, and if any such consent, approval, order, license, authorization or action, registration, qualification, designation, declaration or filing is required, the same has been obtained or made prior to the Completion Date.

(f)	Legal Proceedings. To its best knowledge, there are no actions or proceedings pending or threatened seeking to restrain, adjourn or otherwise prohibit or make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Documents.

(2)	VPL and the Warrantor jointly and severally represent and warrant to the Company and Nuokang that as of the Completion Date:

(a)	VPL is the sole legal and beneficial owner of the Venomics Intellectual Property and Licensor Improvements and may freely use, assign, transfer, license and dispose of the Venomics Intellectual Property and Licensor Improvements. The Venomics Intellectual Property and Licensor Improvements are owned solely by VPL free of all encumbrances (including, without limitation, any mortgage, charge, pledge, lien, deposit or assignment by way of security, option or right of pre-emption and any interest or right held, or claim that could be raised, by a third party) and all agreements or commitments to give or create any of the foregoing.

(b)	To the best knowledge of VPL and the Warrantor, there are no third parties who have established, or will be able to establish rights to any Venomics Intellectual Property or Licensor Improvements.

(c)	To the best knowledge of VPL and the Warrantor, there is no infringement by third parties of any Venomics Intellectual Property or Licensor Improvements.

(d)	To the best knowledge of VPL and the Warrantor, there is no pending or threatened action, suit, proceeding or claim by others challenging the Warrantor’s or VPL’s rights in or to any Venomics Intellectual Property or Licensor Improvements, and VPL is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

6

(e)	To the best knowledge of VPL and the Warrantor, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Venomics Intellectual Property or Licensor Improvements, and VPL is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(f)	To the best knowledge of VPL and the Warrantor, there is no pending or threatened action, suit, proceeding or claim by others that the Warrantor or VPL infringes or otherwise violates, or would, upon the commercialization of the Venomics Intellectual Property and Licensor Improvements, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and VPL is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(g)	The Warrantor and VPL have complied with the terms of each agreement pursuant to which any of the Venomics Intellectual Property and Licensor Improvements have been assigned to VPL, and all such agreements are in full force and effect.

(h)	The Warrantor has assigned to VPL all intellectual properties related to hematological products that are held by it or its Affiliates as at the date of this Agreement.

(i)	The Company has not traded.

(j)	The Company does not have any subsidiary or branch as at the date of this Agreement.

(k)	The particulars relating to the Company set out in Schedule 1 are true and accurate.

(l)	The Company has no liabilities or obligations other than its paid up share capital and those liabilities or obligations imposed upon it solely by virtue of its incorporation.

7

(3)	Notwithstanding any other clause of this agreement:

(a)	the maximum liability of VPL and the Warrantor as a result of all claims for breach of the warranty contained in clause 4(2) is limited to a total for all claims of not more than USD$ 2,000,000 and a claim or claims may not be brought unless there are claims totaling not less than USD$ 250,000; and

(b)	Nuokang may not bring a claim unless written notice of the claim has been provided to VPL and the Warrantor on or before eighteen (18) months from the signing of this Agreement.

5.	COMPLETION

(1)	Completion shall take place at 3:00 p.m. (Hong Kong time) on the Completion Date or at such other time, date and place as the parties may mutually agree.

(2)	At Completion:

(a)	VPL shall procure that an ordinary resolution of the Company is passed to grant general and unconditional approval to the directors of the Company to allot shares under S.57B of the Companies Ordinance.

(b)	Nuokang shall subscribe for 133,333 Shares and shall pay to the Company HK$38,753,500.

(c)	VPL shall procure a meeting of the board of directors of the Company at which it is resolved that:

(i) 133,333 Shares are allotted and issued to Nuokang.

(ii) the names of the allottee are entered into the register of members.

(iii) Baizhong Xue, Hongying Wang, Qiang Liu and Tianruo Pu be appointed as directors.

(iv) Golden China Consultants Limited be appointed as secretary.

(v) the financial year end of the Company be changed to December 31.

(3)	On the Completion Date, Surplus International Investments Limited shall subscribe for 125,000 shares of Venomics Pty Limited. On the Completion Date, HK JV Shareholders’ Agreement and VPL Shareholders’ Agreement, in the form as attached hereto as Exhibits B and C, respectively, shall be entered into by the relevant parties.

(4)	No party is obligated to complete any of the transactions or do any of the things referred to in this clause unless all other transactions and things are completed in accordance with this clause.

8

6.	RESCISSION

If before Completion:

(a)	any material breach of the Warranties comes to the notice of Nuokang; or

(b)	any of the Company, VPL or the Warrantor is in material breach of any obligation on its part under the agreement or any related agreement and, where that breach is capable of remedy, it is not remedied to Nuokang’s satisfaction; or

(c)	anything occurs which has or is likely to have, after Completion, a material adverse effect on the business of any Group Company (as presently carried on)

then but without prejudice to any other rights or remedies available to Nuokang, Nuokang may, without any liability to the Company, VPL or the Warrantor, elect not to complete the subscription of the Nuokang Subscription Shares.

7.	DUTY OF FIRST OFFER

(1)	Duty of First Offer. (a) Prior to entering into any contract, agreement, understanding or arrangement with any other person with respect to any New VPL Intellectual Property in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Territory”) and prior to undertaking any commercialization efforts with respect to any New VPL Intellectual Property in the Territory whether by itself or through an Affiliate, VPL shall deliver a written notice (the “Offer Notice”) to the Company that specifies the New VPL Intellectual Property subject to the offer, the economic terms of such offer and any other terms or conditions necessary due to the uniqueness of the New VPL Intellectual Property, its application or use (the “Key Terms”). The Offer Notice will constitute an irrevocable offer to the Company, for the period of time described below, to enter into an agreement with respect to certain rights to the New VPL Intellectual Property subject to the Offer Notice in the Territory upon the terms and conditions set forth in the Offer Notice. The Offer Notice must be delivered before VPL or an affiliate, licensee or designee seeks any approval from a government agency in the Territory to make and have made, develop, improve, use and sell such New VPL Intellectual Property in the Territory.

(b) For a period of sixty (60) days commencing upon the date of the delivery of the Offer Notice, the Company and VPL will negotiate in good faith the terms and conditions to be included in the definitive documentation with respect to the New VPL Intellectual Property subject of the Offer Notice. VPL shall have fulfilled its duty to negotiate in good faith during such sixty (60) day period even if, at the end of such period, the Key Terms are the same as set forth in the Offer Notice. If the Company has agreed to the Key Terms (with such amendments as may have been agreed by VPL and the Company) at the end of such sixty (60) day period, VPL and the Company shall complete definitive documentation by the end of the ninety (90) day period (such period to commence upon the date of the Offer Notice). If at the end of the initial sixty (60) day period VPL and the Company are not in agreement upon the Key Terms, VPL will be entitled to terminate negotiations with the Company with

9

respect to the New VPL Intellectual Property subject of the Offer Notice and VPL shall be free to enter into any arrangement with respect to such New VPL Intellectual Property or any improvement or modification thereof in the Territory on terms not less favorable to VPL than those set forth in the Offer Notice and VPL, will be deemed to have satisfied and complied with its obligations pursuant to this clause 7(1) and the Company will have no further rights with respect to New VPL Intellectual Property or any improvement or modification thereof subject of such Offer Notice.

(c) The Company has the right to conduct an appropriate due diligence investigation with respect to the New VPL Intellectual Property subject of the Offer Notice during the initial sixty (60) day period and, if at the end of such sixty (60) day period, the Company has accepted the Key Terms, the Company has the right to continue such investigation during the remainder of the ninety (90) day period.

(3)	The Company may waive its rights under this Clause 7 by giving a written notice to the VPL.

8.	CONFIDENTIALITY AND ANNOUNCEMENTS

(1)	No party may make or permit any person connected with it to make any announcement concerning this agreement or any ancillary matter before, on or after Completion except as required by law or any competent regulatory body or with the prior written approval of the other parties, such approval not to be unreasonably withheld or delayed.

(2)	Each party must not, and shall procure that each Affiliate of it must not (either personally or through an agent) use or disclose to any third party any information of a secret or confidential nature relating to the business or affairs of the Group Companies.

(3)	Each party must not, and shall procure that each Affiliate of it must not (either personally or through an agent) use or disclose to any third party any information of a secret or confidential nature received by it relating to the others or any of the others’ Affiliates.

(4)	Subclauses (2) and (3) will not prevent disclosure of confidential information:

(a)	to the extent required by law or regulation but in those circumstances a party shall give prompt written notice to each of the other parties where practicable and lawful to do so before disclosure occurs so that such other parties can pursue any opportunity to resist disclosure through appropriate legal means;

(b)	to the extent required by any securities exchange or regulatory or governmental body to which any party is subject;

(c)	to the extent that the information is in or comes into the public domain other than as a result of a breach of any undertaking or duty of confidentiality by any person; or

10

(d)	to professional advisers, bankers or lenders of the disclosing party and subject to equivalent undertakings of confidentiality.

9.	INDEMNIFICATION

(1)	Each of VPL and the Warrantor (each an “Indemnifying Party”) agrees, jointly and serverally, to indemnify, defend and hold harmless Nuokang from and against any and all losses, damages, liabilities, claims, proceedings, costs and reasonably incurred expenses (including the fees, disbursements and other charges of counsel reasonably incurred by Nuokang in any action between the Indemnifying Party and Nuokang or between Nuokang and any third party, in connection with any investigation or evaluation of a claim or otherwise) resulting from or arising out of or in connection with any breach of Warranties, covenant or agreement by VPL or the Warrantor in this Agreement or in any other Transaction Document.

(2)	Notwithstanding anything to the contrary contained in this clause 9, VPL and the Warrantor shall not be liable under this clause 9:

(a)	unless written notice of such claim has been received by VPL or the Warrantor on or before December 31, 2010;

(b)	for any individual claim in an amount of less than USD$10,000, and unless the aggregate amount of all such claims exceeds USD$250,000;

(c)	for any claim in an amount above USD$2,000,000; or

(d)	for any losses, damages, liabilities or claims which arise from, or are incurred as a result of, any voluntary act of the Company after the Completion which is at the request, or with the consent, of Nuokang.

(3)	In the event of a claim being made under this clause 9, the amount of any such claim will be reduced by any tax benefit that may accrue to the Company as a result of the loss or expense suffered by the Company being an allowable deduction to the company for taxation purposes. Further handling of any matter that gives rise to a claim will be undertaken by VPL and/or the Warrantor. Nuokang and the Company will cooperate fully with VPL and the Warrantor and their counsel in connection with the defense, negotiation or settlement of any such action or asserted liability, and will take all reasonable steps to mitigate any loss or damage either of them may suffer in consequence of any matter giving rise to any such claim. Nuokang has the right to participate at its or their own expense in the defense of such action or asserted liability.

10.	NOTICES

(1)	Any notice or other document to be served under this agreement may be delivered or sent by prepaid registered post (or by prepaid airmail if international) or facsimile process to the party to be served as follows:

(a)	to the Company at:

8/F Ruttonjee House, 11 Duddell Street Central, Hong Kong

Fax: +852 2845 1637

Marked for the attention of: Ms. Wang Hongying

11

(b)	to Nuokang at:

Address: C/11F, Huaxin International Tower, No.219, Qingnian Street,

Shenhe District, Shenyang, P.R.China 110016

Fax: +86-24 2469 6133

Marked for the attention of: Mr. Xue Baizhong

(c)	to VPL at:

Address: Level 1, 194 Miller Street, North Sydney, New South Wales,

Australia 2060

Fax: 61 2 8920 0314

Marked for the attention of: Chris Campbell

(d)	to the Warrantor at:

Address: Level 1, 194 Miller Street, North Sydney, New South Wales,

Australia 2060

Fax: 61 2 8920 0314

Marked for the attention of: Chris Campbell

or at such other address as it may have notified to the other parties in accordance with this clause.

(2)	Any notice or document will be deemed to have been served:

(a)	if delivered, at the time of delivery; or

(b)	if posted, at 10.00 am. on the second or, if international, fifth Business Day after it was put into the post; or

(c)	if sent by facsimile process, at the expiration of two hours after the time of despatch, if despatched before 3.00 p.m. (local time at the address of the addressee) on any Business Day, and in any other case at 10.00 a.m. (local time at the address of the addressee) on the Business Day following the date of despatch.

(3)	In proving service of a notice or document it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid registered letter or prepaid airmail, as the case may be, or that the facsimile message was properly addressed and despatched as the case may be.

12

11.	GENERAL

(1)	The parties shall take all steps within their power or control to procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions and shall otherwise exercise all powers and rights available to them in order to give effect to the provisions of this agreement.

(2)	This Agreement will be binding upon and enure to the benefit of each party’s successors and permitted assigns and, none of the rights or obligations of the parties under this Agreement may be assigned or transferred without the prior written consent of all the parties.

(3)	The Company is excluded from any obligation contained in this agreement to the extent that such obligation would constitute an unlawful fetter on the Company’s statutory powers.

(4)	Time will be of the essence in this agreement.

(5)	Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

(6)	Each provision contained in each clause and subclause of this agreement will be enforceable independently of each of the others and its validity will not be affected if any of the others is invalid, If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question will apply with such modification as may be necessary to make it valid.

(7)	Nothing in this agreement will be deemed to constitute a partnership between any of the parties nor constitute any party the agent of any other party for any purpose.

(8)	This agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

(9)	Each of the obligations, Warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

(10)	No failure or delay by any party in exercising any right, power or remedy under this agreement will operate as a waiver thereof, nor will any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by any party of any breach of any provision of this agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision of this agreement.

(11)	This Agreement may not be amended, supplemented or modified except by instruments in writing signed by all parties hereto.

13

12.	NO RELIANCE

Each of the parties acknowledges that, in agreeing to enter into this agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it) made by or on behalf of any other party before the signature of this agreement. Each of the parties waives all rights and remedies which, but for this subclause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, provided that nothing in this clause will limit or exclude any liability for fraud.

13.	RESOLUTION OF DISPUTES

(a)	Any controversy or claim arising out of or relating to this Agreement, or any breach of this Agreement, shall be initiated, maintained and finally determined by binding arbitration under the auspices of the Hong Kong International Arbitration Center (the “HKIAC”) and the site of the arbitration shall be in Hong Kong. The arbitral tribunal shall be appointed within thirty (30) days of the notice of dispute.

(b)	The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the HKIAC at the time of the arbitration. The arbitration proceedings shall be conducted in English.

(c)	The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party or parties may apply to a court of competent jurisdiction for enforcement of such award.

(d)	Any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

14.	GOVERNING LAW

This agreement is governed by and shall be construed in accordance with Hong Kong law.

[Signature Page Follows]

14

AS WITNESS the hands of the duly authorised officers on the date which first appears on page 1.

VENOMICS HONG KONG LIMITED

By:	/s/ Chris J Campbell
Name:	Chris J Campbell
Title:	Director

LIAONING NUOKANG MEDICINES CO., LTD.

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Chairman & CEO

VENOMICS PTY LIMITED

By:	/s/ Chris J Campbell
Name:	Chris J Campbell
Title:	Director

QRXPHARMA LIMITED

By:	/s/ M.A. Quinn
Name:	M.A. Quinn
Title:	Director

SCHEDULE 1

[Signature page to the VHK Subscription Agreement]

PARTICULARS OF THE COMPANY

Registered number: 1334953

Registered office: 8/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong

Date and place of incorporation: 28 April 2009, Hong Kong

Directors: Dr John W Holaday, Chris J Campbell

Secretary: Chris J Campbell

Share capital:

Class	Authorised HK$	Issued HK$
Common	143,333	10,000

Shareholders:

Name	Number of shares	Class of shares held
Venomics Pty Ltd.	10,000	Common

Auditors: PriceWaterhouseCoopers

Financial Year End: 30 June

2

Exhibit A

IP Opinion

Exhibit B

Form HK JV Shareholders’ Agreement

Shareholders’ Deed

Venomics Hong Kong Limited

Liaoning Nuokang Medicines Co., Ltd

Venomics Pty Limited

ACN 135 609 399

Table of contents

1.	DEFINITIONS & INTERPRETATION		1
	1.1	Definitions	1
	1.2	Interpretation	5

2.	OBJECTIVES		6

3.	ISSUE OF SHARES		6
	3.1	Initial Shareholdings	6
	3.2	Use of funds	6
	3.3	Further funding of the business	6
	3.4	Allotment of further Shares	7
	3.5	Time and manner of acceptance by Shareholders	7
	3.6	Partial acceptance	7
	3.7	Automatic rejection	7
	3.8	Acknowledgement of Dilution	7
	3.9	Failure to Commercialise	7

4.	DIRECTORS		7
	4.1	Number of Directors	7
	4.2	Appointment of Directors	8
	4.3	Notice of Appointment	8
	4.4	Appointment effective	8
	4.5	Removal of Directors	8
	4.6	Notice of Removal	8
	4.7	Removal effective	8
	4.8	Alternate Directors	8
	4.9	Terms of appointment	8
	4.10	Automatic removal	9

5.	MEETINGS AND VOTING		9
	5.1	Appointment of chairman	9
	5.2	Vacation of office by Chairman	9
	5.3	Casting vote	9
	5.4	Decisions by Ordinary Resolution	9
	5.5	Board Meetings and expenses	9
	5.6	Calling of Board Meetings	10
	5.7	Business	10
	5.8	Directors’ voting	10
	5.9	Minutes	10
	5.10	Quorum	10
	5.11	Circular resolutions	11
	5.12	Conflict of interest	12

Shareholders’ Deed	page ii

	5.13	Execution of Deed	12
	5.14	Non arms-length transactions	12

6.	ACCOUNTS		12
	6.1	Proper accounts	12
	6.2	Monthly management accounts	12
	6.3	Company records	12
	6.4	Explanation of records	12
	6.5	Preparation of annual accounts	13
	6.6	Independent accountant	13
	6.7	Re–audit	13
	6.8	Business Plan	13

7.	DIVIDENDS		13

8.	CONSTITUTION		14

9.	REGISTRATION OF TRANSFERS AND TRANSMISSIONS OF SHARES		14
	9.1	Restriction on Directors	14
	9.2	Refusal of registration	14
	9.3	Restriction on Company	14
	9.4	Endorsement on Share certificates	14
	9.5	Shareholders’ unanimous consent to a Disposal	14

10.	PRE–EMPTIVE RIGHTS		15
	10.1	Restriction on Disposal	15
	10.2	Transfer Notice	15
	10.3	Secretary to be Vendor’s agent	15
	10.4	Sale of part of Sale Shares	15
	10.5	Withdrawal of Transfer Notice	15
	10.6	Notice to Shareholders	15
	10.7	Offers for Purchase of Sale Shares	15
	10.8	Sale Price	16
	10.9	Notification of acceptance by Shareholders	16
	10.10	Allocation amongst Shareholders	16
	10.11	Transfer of Sale Shares to Shareholders	17
	10.12	Sale to third party	17

11.	TAG ALONG AND DRAG ALONG OPTIONS		17
	11.1	Tag Along Option	17
	11.2	Notification	17
	11.3	Exercise of Tag Along Option	18
	11.4	Failure to buy Put Shares	18
	11.5	Restriction of Tag Along Option	18
	11.6	Drag Along Option	18
	11.7	Notification	18

Shareholders’ Deed	page iii

	11.8	Exercise of Drag Along Option	18
	11.9	Attorney of Minority Holders	18
	11.10	Exercise of Attorney’s Powers	19

12.	PERMITTED DISPOSALS		19
	12.1	Permitted Disposals	19
	12.2	Definitions in this clause	20

13.	OBLIGATIONS OF RETIRING SHAREHOLDER		20
	13.1	Preconditions to completion of a Final Disposal	20
	13.2	Indemnity to Retiring Shareholder	20
	13.3	Return of documents	20

14.	PUBLICITY AND CONFIDENTIALITY		20
	14.1	Announcements	20
	14.2	Confidentiality	21
	14.3	Time	21
	14.4	Availability of injunctive relief	21

15.	NO RELIANCE AND ENTIRE UNDERSTANDING		21

16.	MUTUAL WARRANTIES AND COVENANTS		22
	16.1	Warranties	22
	16.2	Covenants	23

17.	NO PARTNERSHIP		23

18.	CONFLICT		23

19.	TERMINATION		23
	19.1	Term	23
	19.2	Exiting Shareholder	24
	19.3	Termination not to affect certain provisions	24

20.	ASSIGNMENT		24

21.	NOTICES		24
	21.1	General	24
	21.2	Method of service	24
	21.3	Particulars for service	24
	21.4	Service	25
	21.5	Service after hours	25

22.	ALTERNATIVE DISPUTE RESOLUTION		25
	22.1	No proceedings	25
	22.2	Notice	25
	22.3	Best efforts to resolve	25
	22.4	Negotiate in good faith	26
	22.5	Arbitration	26

Shareholders’ Deed	page iv

23.	COSTS AND STAMP DUTY		26
	23.1	Legal costs	26
	23.2	Stamp duty	26

24.	FORCE MAJEURE		26
	24.1	Parties to give notice of Force Majeure	26
	24.2	Obligations suspended during Force Majeure	26
	24.3	Removal of Force Majeure	26

25.	GENERAL		26
	25.1	Governing Law	26
	25.2	Severance	27
	25.3	Waiver	27
	25.4	Variation	27
	25.5	Further action	27
	25.6	Counterparts	27
	25.7	Rights cumulative	27
	25.8	Approvals and consent	27
	25.9	Process service	27
	25.10	Enurement	27

EXECUTED AS A DEED			28

Schedule 1			29

Schedule 2			30

Annexure A			31

26.	INTERPRETATION		32
	26.1	Definitions	32
	26.2	Construction	32

27.	COVENANTS BY THE NEW SHAREHOLDER		32
	27.1	Shareholders’ Deed to be binding	32
	27.2	Obligations under the Shareholders’ Deed	32
	27.3	Confirmation of the Shareholders’ Deed	32

28.	GOVERNING LAW		33

THIS SHAREHOLDERS’ DEED is made on                      2009

BETWEEN	VENOMICS HONG KONG LIMITED of 8/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong (Company)

AND	LIAONING NUOKANG MEDICINES CO., LTD of C/11F, Huaxin International Tower, No. 219, Qingnian Street, Shenhe District Shenyang, PRC. 110016 (First Shareholder)

AND	VENOMICS PTY LIMITED ACN 135 609 399 of Level 1, 194 Miller Street, North Sydney, New South Wales, Australia 2060 (Second Shareholder)

RECITALS

A.	The First Shareholder and the Second Shareholder hold all of the issued capital in the Company

B.	The Parties desire to record their agreement for the management, control and operation of the Company.

IT IS AGREED:

1.	DEFINITIONS & INTERPRETATION

1.1	Definitions

In this deed:

Auditors means any person appointed as the Company’s auditors from time to time by an Ordinary Resolution of the Board.

Affiliate means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with it.

Board means the board of Directors.

Board Meeting means a duly constituted meeting of Directors at which a quorum is present.

Business means the business conducted by the Company at the Commencement Date being to develop and commercialise snake venom-derived drugs and related biotech products in the People’s Republic of China based on discovery research that has been or will be undertaken at the University of Queensland in collaboration with QRX and any subsequent activities that the Shareholders may from time to time resolve the Company should be engaged in or conduct.

Business Day means a day other than Saturday, Sunday or public holiday on which trading commercial banks are open for general banking business in Hong Kong.

Business Plan means the annual business plan for the Company including:

(a)	detailed operating, capital expenditure and cash flow budgets for the Financial Year of the Company ahead prepared on a monthly basis and including major items of revenue and capital expenditure and a pro-forma statement of financial position as at that date;

Shareholders’ Deed	page 2

(b)	personnel policy and hiring plans;

(c)	business strategy for the ensuing Financial Year, including any milestones which are to be met;

(d)	a product development plan (if appropriate);

(e)	an operations plan;

(f)	a marketing and sales plan;

(g)	any plans or proposal for future investments or other activities by the Company; and

(h)	such other matters as the Directors from time to time direct.

CEO means Chief Executive Officer of the Company.

CFO means Chief Financial Officer of the Company.

Chairman means the chairman of the Board appointed from time to time in accordance with clause 5.1.

Commencement Date means the date of this deed.

Commercialise has the same meaning given to this term in the Licence Deed.

Competitor means any person that engages in, directly or indirectly:

(a)	the research, development or sale of any drugs or related biotech products that are in competition with the existing products of the First Shareholder; or

(b)	in the provision of technical, commercial or technical consultancy services relating to the above.

Confidential Information means information of every kind contained in or concerning:

(a)	this deed or any of the transactions contemplated by this deed;

(b)	procedures, operations, practices, products and processes, organisation and administrative procedures;

(c)	specifications and technical manuals;

(d)	reports, memoranda and other writings and papers including any technical data files;

(e)	prices and cost information relating to a person’s existing or prospective products or services;

(f)	any intellectual or industrial property;

(g)	the business transactions, business methods, records, forms, charges, financial affairs and trade secrets;

Shareholders’ Deed	page 3

(h)	all customer lists, customer files, manuals, account records, computer, files and software, documents and materials generated or arising out of the Business; and

(i)	existing or prospective clients, customers or suppliers,

other than information in the public domain (otherwise than as a result of breach of this deed or any other duty of confidentiality) and whether or not such information is described as confidential.

Constitution means the memorandum and articles of association of the Company.

Control (and with correlative meanings, the terms controlling, controlled by and under common control with), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person, whether through the ownership of voting securities or by contract or otherwise.

Companies Ordinance means the Companies Ordinance (Cap. 32 of the Laws of Hong Kong).

CTO means Chief Technical Officer of the Company.

Deed of Accession means a document substantially in the form of Annexure A.

Director means a person appointed as a director of the Company in accordance with this deed and includes an alternate director.

Dispose means to grant options, rights of pre–emption or first right of refusal over or otherwise to grant a right to control disposal of, sell, transfer, assign, surrender, part with the benefit of or control over, mortgage, charge, declare a trust of, encumber or otherwise deal with or dispose of.

Final Disposal means a Disposal by a Shareholder of its last Share or a Disposal of a Share where on completion of that Disposal transaction, a Shareholder ceases or will cease to be a member of the Company.

Financial Year means a period from and including 1 January in a year to and including 31 December in the same year.

Force Majeure means any act of God, strike, lockout, or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, earthquake, explosion, governmental restraint, or any other event whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of a party relying on that event.

Guarantee means any guarantee, indemnity, letter of comfort, security or other legal support for the financial obligations of the Company.

Insolvency Event means in relation to a Party:

(a)	a receiver, receiver and manager, controller, managing controller, administrator, official manager, trustee or provisional or official liquidator is appointed over the assets or undertaking or the Party;

(b)	the Party:

(i)	suspends payments of its debts generally;

Shareholders’ Deed	page 4

(ii)	is or becomes insolvent within the meaning of the Corporations Act;

(iii)	enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them; or

(c)	an application is filed or an order is made or resolution passed for:

(i)	the winding up or dissolution of the Party, other than for the purposes of reconstruction or amalgamation; or

(ii)	proposing or implementing a scheme of arrangement in relation to the Party;

(d)	any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to a material portion of the assets of the Party; or

(e)	a creditors petition is filed or a sequestration order is made against a Party.

Licence Deed means the Intellectual Property Licence Deed between Venomics Pty Limited and Venomics Hong Kong Limited dated on or about 8 July 2009.

Notice of Appointment means a notice substantially in the form of Schedule 1 by which a Shareholder appoints a Director under clause 4.3.

Notice of Removal means a notice substantially in the form of Schedule 2 by which a Shareholder removes a Director under clause 4.6.

Ordinary Majority means:

(a)	in relation to a Board Meeting, more than 50% of the total voting power of those persons present and entitled to vote, determined in accordance with clause 5.8;

(b)	in relation to a Shareholders’ Meeting, more than 50% of the total number of votes exercised by those Shareholders present in person or by proxy, attorney or representative and entitled to vote; and

(c)	in any other case, more than 50% in number of those persons from whom authorisation or instruction is required to be obtained.

Ordinary Resolution means a resolution approved by Ordinary Majority of a duly convened meeting at which a quorum is present or a resolution considered to have been unanimously passed in accordance with clause 5.11.

Party means each of the Company, the First Shareholder, the Second Shareholder, and any person that becomes a Shareholder from time to time.

QRx means QRxPharma Limited ACN 102 254 151.

Relevant Proportion means in relation to each Shareholder that proportion which the aggregate number of Shares held legally or beneficially by that Shareholder at the relevant time bears to the aggregate number of issued Shares at that time and which, at the Commencement Date, is as set out in clause 3.1.

Retiring Shareholder means a Shareholder who makes or intends to make a Final Disposal.

Shareholders’ Deed	page 5

Schedule means a schedule to this deed.

Secretary means the company secretary of the Company.

Shareholder means each of the First Shareholder and the Second Shareholder and any other person that executes a Deed of Accession and holds Shares from time to time in accordance with this deed.

Shareholders’ Meeting means a duly constituted meeting of Shareholders at which a quorum is present.

Shares mean the ordinary shares in the capital of the Company as consolidated, subdivided or reduced from time to time.

Subsidiary means with respect to any person, any other corporation, limited liability company, partnership or other entity:

(a)	of which the shares of capital stock or other ownership interests having ordinary voting power to elect a majority of its board of directors or other similar managing body are owned or controlled by that person; or

(b)	of which management is otherwise controlled, directly or indirectly, through one or more intermediaries by that person.

US GAAP means United States generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

Venomics Intellectual Property has the same meaning given to that term in the License Deed.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes every other gender;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a party to this deed includes the party’s successors and permitted assigns;

(e)	a reference to a person includes a firm, a body corporate, an unincorporated association or an authority and vice versa;

(f)	a reference to this deed or another document includes any variation, novation, replacement or supplement to any of them from time to time;

(g)	a reference to a part, clause, annexure, exhibit, appendix or schedule is a reference to a part of, clause of, an annexure, exhibit, appendix or schedule to this deed and a reference to this deed includes any annexure, exhibit, appendix and schedule;

Shareholders’ Deed	page 6

(h)	a reference to a right or obligation of two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally;

(i)	a reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and any regulations and statutory instruments issued under it;

(j)	a reference to conduct includes any omission, representation, statement or undertaking, whether or not in writing;

(k)	mentioning anything after includes or including does not limit what else might be included; and

(l)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this document.

2.	OBJECTIVES

The objectives of the Shareholders are to:

(a)	carry on the Business;

(b)	use their respective business skills, know how and experience to develop and expand the Business; and

(c)	maximise the value of their respective shareholdings in the Company.

3.	ISSUE OF SHARES

3.1	Initial Shareholdings

The Parties acknowledge that the Relevant Proportion of the Shareholders at the Commencement Date is as follows:

Shareholder	Number of Shares	Relevant Proportion %
First Shareholder	133,333	93.02
Second Shareholder	10,000	6.98
TOTAL	143,333	100%

3.2	Use of funds

The Company will apply the funds invested, and the contributions made, by the Shareholders for the Company’s initial working capital requirements.

3.3	Further funding of the business

The Parties acknowledge that, further funding may be contributed by:

(a)	Shareholders on a pro-rata basis;

(b)	Shareholders other than on a pro–rata basis; or

(c)	a third party approved by the Shareholders,

on such terms and conditions as may be approved by the Board.

Shareholders’ Deed	page 7

3.4	Allotment of further Shares

Subject to an Ordinary Resolution by the Shareholders to the contrary, whenever the Directors resolve to issue further Shares the Company must first offer to each Shareholder in writing (Share Offer) that Shareholder’s the Relevant Proportion of the total number of Shares to be issued.

The right of first refusal set forth in this clause does not apply to:

(a)	the issuance or sale of Shares to employees, consultants or director pursuant to a stock option plan or any other equity incentive plan, arrangement or agreement duly adopted by the Board;

(b)	the issuance of Shares pursuant to a public offering duly approved by the Board;

(c)	the issuance of Shares in connection with a business acquisition duly approved by the Board; and

(d)	the issuance of Shares pursuant to a share split, share dividend, combination, re-organisation, recapitalisation or similar event.

3.5	Time and manner of acceptance by Shareholders

A Shareholder may accept a Share Offer by giving written notice to the Company within 21 days after its receipt of the Share Offer.

3.6	Partial acceptance

Subject to clause 3.5, a Shareholder may accept any number of the Shares comprised in a Share Offer it receives. By this acceptance, the Shareholder is taken to have rejected the balance of the Shares comprised in the Share Offer on the date of acceptance.

3.7	Automatic rejection

A Shareholder is considered to have rejected a Share Offer if it is not accepted in whole or in part within the 21 day period described in clause 3.5.

3.8	Acknowledgement of Dilution

Each Shareholder acknowledges and agrees that a Shareholder’s interest in the Company will be diluted if for any reason a Shareholder chooses not to accept the Share Offer.

3.9	Failure to Commercialise

If the Licence Deed is terminated for failure to Commercialise under clause 10.5 of the Licence Deed, the Second Shareholder shall sell all of its Shares to the First Shareholder at $HK1 (one) per Share.

4.	DIRECTORS

4.1	Number of Directors

The maximum number of Directors (excluding alternate directors) at any one time shall be determined by the First Shareholder.

Shareholders’ Deed	page 8

4.2	Appointment of Directors

(a)	The appointment of Directors shall be at the discretion of the First Shareholder provided that one position on the board is reserved for a representative appointed by the Second Shareholder. Further the Second Shareholder shall be entitled to appoint an observer to all meetings of the Directors.

(b)	Without prejudice to clause 5.5(c) and any regulations, rules and laws applicable to the Company, the Directors shall not be entitled to any remuneration from the Company in relation to their respective appointment as Directors pursuant to this clause 4.

4.3	Notice of Appointment

Each Shareholder that exercises its right to appoint a Director must give a Notice of Appointment to the Company and each other Shareholder.

4.4	Appointment effective

Subject to the satisfaction of the requirements of the Corporations Act in relation to the consent and eligibility of directors, a person named in a Notice of Appointment becomes a Director on receipt by the Company of the Notice of Appointment and is not subject to retirement by rotation.

4.5	Removal of Directors

Subject to the Companies Ordinance:

(a)	the First Shareholder has the sole right to remove a Director appointed by it; and

(b)	the Second Shareholder has the sole right to remove the Director appointed by it.

4.6	Notice of Removal

Each Shareholder must give a Notice of Removal to the Company and each other Shareholder in the event it removes a Director.

4.7	Removal effective

A Director named in a Notice of Removal ceases to be a Director on receipt of the Notice of Removal by the Company, subject to clause 4.6.

4.8	Alternate Directors

A Director may, with the prior written and continuing consent of the Shareholder which appointed that Director, and upon written notice to the other Directors specifying the term of such appointment, appoint a person to be an alternate director in that Director’s place during any period which the Director thinks fit.

4.9	Terms of appointment

A Shareholder must:

(a)	not appoint a Director other than on the basis that the appointment is terminable in accordance with this deed;

Shareholders’ Deed	page 9

(b)	not represent to a Director that the Director is entitled to compensation from the Company on termination of the person’s appointment as a Director or otherwise; or

(c)	indemnify the Company and other Shareholders in relation to any liability (including all reasonable legal costs incurred by the Company and other Shareholders) arising from or in relation to the revocation of the appointment of a Director which results from any breach or alleged breach of this clause 4.9 by the Shareholder.

4.10	Automatic removal

On the occurrence of any of the following events, the office of a Director ceases automatically:

(a)	the death of the Director;

(b)	the Shareholder who appointed the Director ceasing to be a Shareholder;

(c)	the Director becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

(d)	the resignation of the Director;

(e)	the Director being disqualified from acting as a director under the Corporations Act; and

(f)	upon an Insolvency Event occurring in relation to the Director.

5.	MEETINGS AND VOTING

5.1	Appointment of chairman

The Board will appoint a Chairman and the appointment of that Chairman continues until otherwise resolved by an Ordinary Resolution of the Directors.

5.2	Vacation of office by Chairman

The position of Chairman is vacated if the Chairman ceases to be a Director or is removed as chairman by an Ordinary Resolution of the Directors.

5.3	Casting vote

The Chairman of a Board Meeting does not have a second or casting vote in the event of an equality of votes.

5.4	Decisions by Ordinary Resolution

Subject to any express provision in this deed to the contrary and to law, all resolutions under this deed of a Board Meeting, a Shareholders’ Meeting or other parties are to be made by Ordinary Resolution.

5.5	Board Meetings and expenses

(a)	The Directors are to meet at least quarterly or at such intervals as the Board may decide.

(b)

Where, through a link established by means of any system of telephone, audio or audio visual communication approved by the Directors and made known to each Director for the purpose of Board Meetings, one or more Directors absent

Shareholders’ Deed	page 10

from the place appointed for the meeting can hear and be heard by not only one another (if more than one) but also the Director or Directors in attendance at that place for the purpose of being present at the Board Meeting, such of those absent Directors and the Director or Directors so in attendance are able to hear and be heard by one another will be taken to be a valid Board Meeting at which all of them were present.

(c)	Any reasonable out of pocket expenses incurred by the Directors in the course of carrying out their responsibilities as Directors are to be borne by the Company.

5.6	Calling of Board Meetings

Unless otherwise agreed:

(a)	the Secretary will communicate to all Directors notice of any Directors’ meeting and the agenda for such meeting:

(i)	in writing by letter, email or facsimile; or

(ii)	by telephone, if confirmed within three Business Days by letter, email or facsimile,

and given at least seven Business Days before such meeting unless otherwise resolved by an Ordinary Resolution of the Directors; and

(b)	any Director may convene a meeting of the Directors.

5.7	Business

(a)	The business of the Company will be limited to the conduct of the Business and/or any other business approved by the Board.

(b)	No business is to be considered by a Board Meeting unless it is specified in the notice convening the Board Meeting or unless all the Directors entitled to attend the Board Meeting (whether or not present) agree otherwise.

5.8	Directors’ voting

(a)	A Board Meeting makes its decisions by a vote of the Directors present and voting at the Board Meeting.

(b)	Each Director shall have the right to one vote.

5.9	Minutes

(a)	The Company must cause minutes of each Shareholders’ Meeting to be promptly prepared and copies circulated to the Shareholders.

(b)	The Company must cause minutes of each Board Meeting to be promptly prepared and tabled for approval at the next Board Meeting and, if approved, the Chairman is to sign those minutes which then are prima facie evidence of the proceedings and decisions of the Board Meeting to which they relate.

5.10	Quorum

(a)	The quorum for Shareholders’ Meetings is two Shareholders and the quorum for any adjourned Shareholders’ Meetings is the First Shareholder providing that the Shareholders’ Meeting was not adjourned at the request of or due to the failure to attend by the First Shareholder.

Shareholders’ Deed	page 11

(b)	The quorum for Board Meetings is two Directors one of whom must be the director appointed by the Second Shareholder and the quorum for any adjourned Board Meetings is any two Directors or their alternates providing that the Board Meeting was not adjourned at the request of or failure to attend by a Director representing the First Shareholder.

(c)	If within one hour from the time appointed for a Board Meeting a quorum is not present the meeting stands adjourned to the same day in the next week at the same time and place (or as may be otherwise agreed by the majority Directors).

(d)	Subject to clause 5.10(a) above, the quorum for Shareholders’ Meetings shall be as set out in the articles of association of the Company.

(e)	Subject to provision 5.10(b) above, the quorum for Board Meetings shall be as set out in the articles of association of the Company.

5.11	Circular resolutions

(a)	If all of the Directors or all of the Shareholders sign a document containing a statement that they are in favour of a resolution in terms set out in the document, a resolution in those terms is considered to have been unanimously passed at a Board Meeting or a Shareholders’ Meeting, as the case may be, held at the date and time at which the document was last signed by a Director or Shareholder, as the case may be.

(b)	For the purposes of clause 5.11(a):

(i)	two or more separate documents containing statements in identical terms each of which is signed by one or more Directors or Shareholders, as the case may be, are together deemed to constitute one document containing a statement in those terms signed by these persons at the respective dates and times at which they signed the separate documents;

(ii)	a reference to all of the Directors or all of the Shareholders excludes a Director or Shareholder who would not be entitled to vote on the resolution at a Board Meeting or Shareholders’ Meeting, as the case may be; and

(iii)	(A) document includes a document created or stored in any electronic medium and retrievable in perceivable form; and

(B)	to sign includes to sign by electronic or digital method intended by the Party to have the same force and effect as the use of a manual signature provided that such signature:

a)	identifies the person using it;

b)	is capable of verification;

c)	indicates that person’s approval of the content of the relevant document;

d)	is solely under the control of that Party; and

Shareholders’ Deed	page 12

e)	is linked to the relevant document in such a manner that if the document is changed the electronic signature is invalidated.

5.12	Conflict of interest

(a)	A Shareholder or a nominee Director of that Shareholder may be counted in forming a quorum for a Shareholders’ Meeting or a Board Meeting, as the case may be, to be held to consider any matter and may vote at that meeting notwithstanding any actual, apparent or potential conflict of interest, subject to the conflict of interest being fully disclosed.

5.13	Execution of Deed

(a)	Each Shareholder must cooperate with each other Shareholder and do any other reasonable thing to procure the execution of this deed by the Company.

(b)	A Director may with the prior written consent of the Shareholder which appointed it nominate a person as its representative for the purpose of executing any documents.

5.14	Non arms-length transactions

The details of any non-arms length transactions between the Company and the First Shareholder or its affiliate (other than the wholly owned subsidiaries of the Company) will be promptly disclosed to the Second Shareholder for approval of the terms. If approval is not given the parties will jointly appoint an independent appraiser to determine fair market value terms.

6.	ACCOUNTS

6.1	Proper accounts

The Company must keep proper books of account (which may include computer records) of the Company at its principal office and will make entries of all such matters, transactions and things which are usually entered in books of accounts kept by entities engaged in concerns of a similar nature and including, without limitation, particulars of all business transactions and of all such names, times and places as may be necessary or useful for the administration of the Company.

6.2	Monthly management accounts

The Company must prepare monthly management accounts and make them available to the Shareholders as soon as practicable after the end of each month, and no later than 30 days after the end of each month.

6.3	Company records

Each Shareholder holding 15% or more of the Shares may, at its own expense, at any reasonable time either itself or by its agents, attorneys or accountants inspect, copy or make extracts from all books, accounts and records of the Company for the purpose of ensuring compliance with the terms of this deed.

6.4	Explanation of records

The Company must make relevant employees available to the extent which may reasonably be required by a Shareholder holding more than 15% or more of the shares for the purpose of explaining the books, accounts and records of the Company to that Shareholder in so far as is necessary in order to give proper effect to this deed.

Shareholders’ Deed	page 13

6.5	Preparation of annual accounts

(a)	The Company must:

(i)	conduct a financial audit in relation to each Financial Year in accordance with generally accepted auditing standards in Hong Kong and the United States;

(ii)	to prepare unaudited annual accounts reconciled to US GAAP in relation to each Financial Year and make them available to each Shareholder within three months of the end of the relevant Financial Year;

(iii)	provide to each Shareholder as soon as practicable (an in any event no later than four months) in relation to each Financial Year, copies of the Company’s audited balance sheet, cash flow statement and statement of operations; and

(iv)	forward copies of the draft form of audited accounts to each Director as soon as practicable after receipt from the Auditors and in any case within two months of the end of the relevant Financial Year.

(b)	Subject to approval of the accounts by an Ordinary Resolution of a Board Meeting, the accounts are to be signed by at least two directors.

6.6	Independent accountant

Each Shareholder may, at its expense, arrange for a firm of accountants other than the Auditors to peruse any accounting, financial and other records of the Company and to confer with the Auditors in relation to the preparation and audit of the Company’s annual accounts.

6.7	Re–audit

A Shareholder may at any time request the Company to arrange for the accounts to be re–audited at the expense of that Shareholder by any firm of accountants, including the Auditors, the Shareholder nominates.

6.8	Business Plan

The Company and each Shareholder must use their reasonable endeavours to ensure the Directors adopt a Business Plan for the Company:

(a)	Within 30 days after the Commencement Date; and

(b)	at least 20 Business Days before the commencement of the Financial Year to which they relate.

7.	DIVIDENDS

Subject to the Constitution and the Corporations Act, the Board may, by Ordinary Resolution, set or change the dividend or distribution policy of the Company or declare, make or pay a dividend or other distribution.

Shareholders’ Deed	page 14

8.	CONSTITUTION

In the event of any inconsistency between the terms of this deed and the Constitution then the terms of this deed take precedence and the Shareholders will use their rights as Shareholders to achieve the position agreed under this deed.

9.	REGISTRATION OF TRANSFERS AND TRANSMISSIONS OF SHARES

9.1	Restriction on Directors

The Directors must not register any transfer or transmission of Shares unless:

(a)	and until the rights of pre–emption contained in clause 10 been complied with; or

(b)	the transfer or transmission of Shares constitutes a Permitted Disposal under clause 11.

9.2	Refusal of registration

The Directors may, with absolute discretion and without giving any reason, decline to register any transfer or transmission of a Share (whether it is fully paid or not), to which clauses 10 and 11 do not apply.

9.3	Restriction on Company

The Company must not:

(a)	register any transfer or transmission of Shares unless:

(i)	the requirements of clause 9.1 are satisfied; and

(ii)	the proposed Shareholder has signed and delivered a Deed of Accession to the other Shareholders and the Company; or

(b)	acknowledge that any person (other than a Shareholder) has any right in relation to Shares, unless the requirements of clause 9.1 are satisfied.

9.4	Endorsement on Share certificates

The Company must endorse all share certificates representing Shares issued to Shareholders at any time (including share certificates existing on or before the Commencement Date) as follows:

The shares represented by this certificate are subject to an agreement dated [INSERT DATE] between [INSERT PARTIES] which contains restrictions on the right of the shareholder named in the certificate to sell, encumber, transfer or otherwise dispose of the shares represented by this certificate. By this endorsement you are given notice of the terms of that agreement.

9.5	Shareholders’ unanimous consent to a Disposal

Notwithstanding anything to the contrary in clauses 9, 10 and 12, if the Shareholders unanimously consent in writing to a Disposal of Shares, clauses 9, 10 and 12 will not apply to the Disposal except for clause 9.3(a)(ii).

Shareholders’ Deed	page 15

10.	PRE–EMPTIVE RIGHTS

10.1	Restriction on Disposal

Except as provided in clauses 9.5, 11 and 12 a Shareholder must not dispose of any Share unless this clause 10 is complied with.

10.2	Transfer Notice

(a)	A Shareholder (Vendor) who proposes to sell any of its Shares (Sale Shares) must notify the Secretary in writing (Transfer Notice) to the Secretary specifying:

(b)	that the Vendor wishes to sell the Sale Shares;

(c)	the number and class of the Sale Shares;

(d)	the proposed sale price of the Sale Shares;

(e)	the identity of any person who has made an offer or expression of interest to purchase the Sale Shares at that price; and

(f)	any other material terms proposed to apply to the Vendor’s sale of the Sale Shares.

10.3	Secretary to be Vendor’s agent

The Transfer Notice constitutes the Secretary the agent of the Vendor empowered to sell the Sale Shares:

(a)	at the price stated in the Transfer Notice;

(b)	in one or more lots; and

(c)	on the terms of this clause 10.

10.4	Sale of part of Sale Shares

Despite clause 10.3, the Vendor is under no obligation to sell part only of the Sale Shares.

10.5	Withdrawal of Transfer Notice

The Vendor may withdraw the Transfer Notice at any time prior to acceptance of an offer to sell made under clause 10.7.

10.6	Notice to Shareholders

Within seven days of receipt of a Transfer Notice, the Secretary must serve a copy of the Transfer Notice on each Shareholder (except the Vendor).

10.7	Offers for Purchase of Sale Shares

(a)	Unless the Shareholders agree otherwise in writing, the Secretary must offer the Sale Shares for purchase by the Shareholders (other than the Vendor), in accordance with this clause 10.7, at the price per Sale Share (Sale Price) agreed or determined under clause 10.8 within seven days of determination.

(b)	An offer made under this clause 10.7 is referred to in this clause 12 as an Offer for Purchase; and

Shareholders’ Deed	page 16

(c)	the date of the written offers made under clause 10.7(a) is referred to in this clause 10 as the Offer Date.

(d)	Each Offer for Purchase must:

(i)	specify the number and price of the Sale Shares and the terms of sale;

(ii)	specify the relevant Shareholder’s proportionate entitlement of Sale Shares based on its Relevant Proportion;

(iii)	be open for a period of one month;

(iv)	specify the date before which the Offer for Purchase must be accepted; and

(v)	invite the relevant Shareholder to state in its response, whether it is willing to purchase all or a specified maximum number or proportion of the Sale Shares offered upon the terms of the Offer for Purchase.

10.8	Sale Price

(a)	Subject to clause 10.8(b), the Sale Price for the Sale Shares must be the price agreed in writing between the Vendor and the other Shareholders.

(b)	If prior to the Vendor giving the Transfer Notice to the Secretary, the Vendor received a bona fide unconditional arm’s length offer from a third party to purchase the Sale Shares for cash and that offer remains open on the date of service of the Transfer Notice under clause 10.2, the Sale Price will be the price specified in that offer.

10.9	Notification of acceptance by Shareholders

(a)	At the expiration of one month from the Offer Date, the Secretary must notify the Vendor of the aggregate number of Sale Shares which the other Shareholders have accepted for purchase under the Offers for Purchase.

(b)	If such an aggregate number of accepted Sale Shares is less than all of the Sale Shares, the Vendor may either:

(i)	elect to sell all of the Sale Shares to a third party, but only in accordance with clause 10.12; or

(ii)	elect to sell to the relevant Shareholders the number of Sale Shares accepted for purchase under the Offers for Purchase, and the balance to a third party, but only in accordance with clause 10.12.

10.10	Allocation amongst Shareholders

If the Vendor elects to sell some or all of the Sale Shares to the other Shareholders or the other Shareholders accept all of the Sale Shares, the Secretary must allocate the Sale Shares to or amongst such of the other Shareholders who accepted an Offer for Purchase, and that allocation will be made:

(a)	subject to any maximum number or proportion specified by any Shareholder in its written acceptance of an Offer for Purchase;

(b)	in proportion as nearly as possible to the respective Relevant Proportions of the accepting Shareholders; and

Shareholders’ Deed	page 17

(c)	what would otherwise be fractional interests in Sale Shares must be allocated amongst accepting Shareholders as the Secretary determines.

10.11	Transfer of Sale Shares to Shareholders

(a)	Upon allocation of Sale Shares under clause 10.10, the Vendor is bound to transfer the Sale Shares to the relevant purchasing Shareholders on payment of the Sale Price.

(b)	If the Vendor defaults in transferring any Sale Shares, the Secretary may:

(i)	sign any transfer of Sale Shares for and on behalf of the Vendor;

(ii)	receive the purchase moneys on behalf of the Vendor; and

(iii)	enter any relevant purchaser’s name in the appropriate registers as the shareholder of the relevant Sale Shares.

10.12	Sale to third party

Subject to clause 10.2 (b), if any Sale Shares are not sold to the other Shareholders under this clause 11, the Vendor may sell the unpurchased Sale Shares to any third party provided that:

(a)	the Vendor’s right to sell Sale Shares under this clause 10.12 expires at the end of two months after the date the Vendor’s receipt from the Secretary of a notice issued under clause 10.9(a) receipt;

(b)	the sale price for the Sale Shares must be not less than the Sale Price agreed or determined under clause 10.8; and

(c)	the terms of sale must be no less favourable than those upon which the Sale Shares have been offered to the other Shareholders.

11.	TAG ALONG AND DRAG ALONG OPTIONS

11.1	Tag Along Option

If after the rights of pre-emption mentioned in clause 10 have been exhausted a Shareholder (Vendor) is entitled to transfer Shares to a third party (Third Party) under clause 10.12, then any other Shareholder will have the option (Tag Along Option) to require the Vendor to cause the Third Party or its nominee to purchase a proportion of Shares held by that other Shareholder, up to a maximum of that proportion of its Shares as equal to the proportion of the total number of Shares held by the Vendor which are purchased by the Third Party. The price per Share at which the Vendor must cause the Third Party or its nominee to purchase the Shares shall be the same as those referable to the sale of the Vendor’s Shares to that Third Party.

11.2	Notification

(a)	The Vendor will promptly notify other Shareholders in writing if and when they become entitled to exercise the Tag Along Option. They may only exercise the Tag Along Option by giving written notice to the Vendor prior to the expiration of a period of fourteen days after the date on which it receives written notice under this clause (Tag Along Option Period).

(b)	The notice must specify the number of Shares (Put Shares) which the Vendor is required to cause the Third Party or its nominee to purchase.

Shareholders’ Deed	page 18

11.3	Exercise of Tag Along Option

Upon the exercise of the Tag Along Option in accordance with this clause 11, the Vendor is bound to take all reasonable steps (including without limitation conditioning completion of sale of its own Shares to the Third Party) to cause the Put Shares to be purchased by the Third Party or its nominees for the relevant price and terms and otherwise in accordance with this clause 11.

11.4	Failure to buy Put Shares

If the Third Party or its nominees for any reason fails to buy all of the Put Shares at the relevant price (or at a greater price) and the terms and otherwise in accordance with this clause 11, and to complete that purchase on the same date as the date for completion of the sale of the Vendor’s Shares (which must not be outside the two month period referred to in clause 10.12, then the Vendor must not sell or otherwise transfer any if its Shares to the Third Party.

11.5	Restriction of Tag Along Option

No Shareholder shall have a Tag Along Option in respect of transfers by another Shareholder of Shares where the number of Shares being disposed of when aggregated with Shares then or previously disposed of by that same Shareholder does not exceed 5% of the total issued Shares in the Company.

11.6	Drag Along Option

If after the rights of pre-emption mentioned in clause 10 have been exhausted, and the holders of more than 80% of the issued Shares (Majority Holders) have agreed to jointly sell all of their Shares to a third party (Third Party) then provided the sales are bona fide and at arm’s length the Majority Holders have the option (Drag Along Option) to require the other holders of Shares (Minority Holders) to transfer to the Third Party or its nominees, all of the Shares held by Minority Holders or such lesser number as the Majority Holders (in their absolute discretion) may specify at the price per Share equal to or greater than that to be paid by the Third Party to the Majority Holders in respect of their Shares (Drag Along Price) on the same terms of sale as applicable to the Majority Holders.

11.7	Notification

The Majority Holders may only exercise the Drag Along Option by giving written notice to the Minority Holders prior to the expiration of a period of 7 days after the date on which the Tag Along Option expired. The notice must specify the number of Shares which the Minority Holders are required to transfer under clause 11.8.

11.8	Exercise of Drag Along Option

Upon the exercise of the Drag Along Option in accordance with this clause, the Minority Holders are bound to sell their Shares for the Drag Along Price on the same terms and conditions of sale as applicable to the Majority Holders and otherwise in accordance with this clause and completion of that sale must take place on the same date as the date proposed for completion of the sale of Shares by the Majority Holders.

11.9	Attorney of Minority Holders

Each Minority Holder irrevocably appoints all or any of the Majority Holders as its attorney with the right:

(a)	at any time to:

(i)	perform and observe the obligations of the Minority Holder under clause 11.8;

Shareholders’ Deed	page 19

(ii)	do everything which in the attorney’s reasonable opinion is necessary or expedient to enable the exercise of any right of the Majority Holders in relation to clause 11.8; and

(iii)	appoint, substitute and otherwise delegate its powers (including this power or delegation); and

(b)	to do everything that the Minority Holder may lawfully authorise an agent to do in relation to clause 11.8.

11.10	Exercise of Attorney’s Powers

(a)	Any attorney may exercise its power pursuant to clause 11.9 notwithstanding that the exercise of the power constitutes a conflict of interest or duty.

(b)	Each Minority Holder ratifies any exercise of a power by an attorney pursuant to clause 11.9.

The power of attorney granted pursuant to clause 11.9 is granted to secure the performance of the obligations of the Minority Holders owed to the Majority under clause 11.8.

12.	PERMITTED DISPOSALS

12.1	Permitted Disposals

The following transfers of Shares constitute Permitted Disposals being transfers:

(a)	where the Shareholders have unanimously consented in writing to the Disposal of Shares;

(b)	to a member of the family of a Shareholder (whether the Shareholder is deceased or not);

(c)	by a Shareholder that is a trustee of a trust, to any person beneficially interested under a trust being a Shareholder and/or a member of the family of a Shareholder; or

(d)	to the legal personal representative of a deceased Shareholder where under the provisions of the deceased Shareholder’s will or the laws as to intestacy the person beneficially entitled to the Shares, whether immediately or contingently, is a member of the family of the Shareholder;

(e)	by the legal personal representative of a deceased Shareholder to a member of the family of the Shareholder; or

(f)	by any Shareholder, being a body corporate, to any other body corporate or entity which

(i)	acquires the assets of the original Shareholder and generally succeeds the original Shareholder in the course of a corporate group reorganisation in circumstances under which the original Shareholder is or has been liquidated or dissolved by the voluntary action of its own members but not otherwise; or

(ii)	is an Affiliate of the Shareholder.

Shareholders’ Deed	page 20

12.2	Definitions in this clause

For the purpose of this clause 12 only:

a member of the family of a Shareholder means the husband, wife, widow, widower, child and remoter issue (including a child by adoption) parent (including adoptive parent), brother and sister (whether of full or half blood and including a brother or sister related by adoption), and children and remoter issue of any such brother or sister (including a child by adoption), of the Shareholder).

13.	OBLIGATIONS OF RETIRING SHAREHOLDER

13.1	Preconditions to completion of a Final Disposal

It is a condition precedent to completion of a Final Disposal that the Retiring Shareholder must cause any person appointed by it (if any) as a Director to resign from office releasing the Company from all liability in relation to that office except for liability that has accrued prior to the date of that resignation.

13.2	Indemnity to Retiring Shareholder

Upon a Retiring Shareholder ceasing to be a member of the Company and, if applicable, resigning from office as a Director, the remaining Shareholders must use their best endeavours to obtain, before, or as soon as possible after the Retiring Shareholder ceases to be a member and, if applicable, Director, a release of the Retiring Shareholder from any Guarantees entered into by the Retiring Shareholder (which will include procuring substitutes for such Guarantees), such release to take effect from the date on which the Retiring Shareholder ceases to be a member and, where applicable, Director.

13.3	Return of documents

(a)	It is a further condition precedent to completion of a Final Disposal that except as may be required for the proper maintenance of its records the Retiring Shareholder must return to the Company all books and records relating to the Business and the Company including any part or any copy which may have been incorporated in an updated work for the Retiring Shareholder’s own use.

(b)	The Retiring Shareholder will, , at the Company’s request on completion of its Final Disposal provide the Company with written confirmation that it has complied with this clause 13.3(a).

(c)	The Company will keep and make available to any former Director for inspection copies of all Board papers and other books and records relating to the Business in relation to the period in which the former Director held office as a Director, for a period of at least seven years after the former Director ceased to be a Director, for the purpose of allowing the former Director to defend any proceedings which may be brought against the former Director for a liability incurred by him or her as a Director.

14.	PUBLICITY AND CONFIDENTIALITY

14.1	Announcements

Except as required by law:

(a)	the terms of this deed are to be kept confidential and may only be released to persons who are not Parties to this deed (other than the boards and management teams of the Parties and the professional advisers to the Parties) with the prior written consent of all the Parties; and

Shareholders’ Deed	page 21

(b)	a Party must not make any press release in relation to this deed without the prior written consent of the other Parties.

14.2	Confidentiality

Each Party severally agrees with each other Party that no Confidential Information of the other Party or in relation to the Company or the Business which is exchanged between them under or arising from this deed or acquired during the negotiations prior to the Commencement Date shall be disclosed, divulged or otherwise placed at the disposal of any person not being a Party to this deed or a Related Body Corporate except:

(a)	to employees, legal advisers, auditors and other consultants requiring the information for the purposes of this deed;

(b)	with the consent of the Party who supplied the information;

(c)	if the information is prior to the Commencement Date lawfully in the possession of the recipient of the information through sources other than the Party who supplied the information;

(d)	if required by law or a stock exchange;

(e)	if strictly and necessarily required in connection with legal proceedings relating to this deed; or

(f)	to any prospective purchaser/assignee of a Share.

14.3	Time

The provisions of this clause 14 continue in full force and effect for a period of five years after the termination of this deed.

14.4	Availability of injunctive relief

If there is a breach by a Shareholder of its obligations under this clause 16 then, in addition and without prejudice to any other remedies which the other Parties may have, the other Parties or any of them are entitled to seek and obtain injunctive relief in any court of competent jurisdiction.

15.	NO RELIANCE AND ENTIRE UNDERSTANDING

Each of the Parties acknowledges to each other Party that (except for the specific warranties and representations made in this deed or such other documents):

(a)	it has entered into this deed relying entirely upon its own independent appraisal and assessment of all relevant matters;

(b)	it does not rely on any inference that may be drawn from any record or statement as to the affairs of the Company;

(c)	it does not rely on any account, letter, document, correspondence or arrangements whether oral or in writing as adding to or amending the terms and arrangements set out in this deed and that the conditions and stipulations in this deed constitute the only agreement between the Parties;

Shareholders’ Deed	page 22

(d)	it does not rely upon any warranty, statement or representation made or given by or on behalf of any Party; and

(e)	it is fully aware of the contents of this deed (including the copy instruments annexed to it) and the documents referred to in this deed.

16.	MUTUAL WARRANTIES AND COVENANTS

16.1	Warranties

Each Shareholder warrants that:

(a)	it has the capacity to enter into and to perform its obligations under this deed;

(b)	it has taken all necessary legal action to authorise the entry into and performance of this deed and its obligations under this deed; and

(c)	where it enters into this deed as a trustee:

(i)	it has the capacity to be trustee of the relevant trust and has power as trustee unconditionally to execute and deliver and comply with its obligations under this deed;

(ii)	it has taken all necessary action required to authorise the unconditional execution and delivery of and the compliance with its obligations under this deed;

(iii)	in executing and delivering this deed and entering into the transactions contemplated by this deed, it has properly complied with its obligations to the beneficiaries of the trust and the execution and delivery of this deed and the entry into the transactions contemplated by this deed are for the benefit of the beneficiaries of the Trust and do not constitute a conflict of interest or duty or breach of trust;

(iv)	it is the only trustee of the trust and no action has been taken to remove it as trustee of the trust or to appoint an additional trustee of the trust;

(v)	no action has been taken to terminate the trust; and

(vi)	it has not defaulted in compliance of its obligations as trustee of the trust; and

(d)	where it enters into this deed as a company:

(i)	it is duly incorporated and validly exists under the laws of its jurisdiction;

(ii)	it is not affected or threatened by any form of insolvency or administration; and

(iii)	it has taken all corporate action and passed all appropriate resolutions that are necessary to authorise execution and performance of this deed.

Shareholders’ Deed	page 23

16.2	Covenants

Each Shareholder covenants with each other Shareholder that:

(a)	it will act in good faith in all transactions relating to the conduct of the Company and the completion of all other matters contemplated under this deed and will give a true account of such transactions and matters whenever reasonably required;

(b)	upon every reasonable request being made of it, it will inform each other Shareholder of all information and materials it may have concerning this deed and the Company;

(c)	it will punctually pay and discharge all its obligations under this deed and will indemnify and keep indemnified each other Shareholder from and against:

(i)	all loss and damage arising in relation to any breach of the obligations imposed on it under this deed; and

(ii)	without limiting clause 16.2(c)(i) all loss and damage arising, from it entering into any contracts, pledging any credit, incurring any liabilities, assuming any obligations or making any warranties or representations for or on behalf of the other Shareholders or the Company without the necessary authority or power to do so; and

(d)	upon receipt of any moneys belonging to the Company, it will promptly notify the other Shareholders and pay those moneys into the appropriate bank account.

17.	NO PARTNERSHIP

Nothing in this deed creates or is to be taken to create any partnership between the Parties or any of them.

18.	CONFLICT

Each Party must promptly and fully advise each other Party of any potential conflict between its own interest and its duties to the Company under this deed within two Business Days of first becoming aware of such conflict.

19.	TERMINATION

19.1	Term

The deed is deemed to have commenced on the Commencement Date and subject to earlier termination under any other provision of this deed, continues in force until the earlier of:

(a)	a unanimous resolution by the Shareholders to terminate it;

(b)	the Company being wound up;

(c)	any Shareholder holding all the issued Shares;

(d)	completion of the sale of all or substantially all of the Business and/or the Company’s assets.

Shareholders’ Deed	page 24

19.2	Exiting Shareholder

Subject to clause 19.3, this deed ceases to apply to a Shareholder which has transferred all its Shares in accordance with this deed and caused the replacement Shareholder to sign a Deed of Accession, except for clauses 13 and 14.

19.3	Termination not to affect certain provisions

Termination of this deed or the ceasing by any Shareholder to hold any Shares:

(a)	is without prejudice to any obligations of the Parties which have accrued before termination or cessation and which remain outstanding; and

(b)	will not affect any provision of this deed which is expressed to come into effect on, or to continue in effect after, that termination or cessation.

20.	ASSIGNMENT

A Party must not Dispose of any of its rights under this deed otherwise than in connection with a transfer of Shares in accordance with this deed. The creation of a charge over any property of the Company and/or its Affiliate Corporate does not constitute an assignment for the purposes of this clause.

21.	NOTICES

21.1	General

A notice, demand, certification, process or other communication relating to this deed is to be written in English and may be given by an agent of the sender.

21.2	Method of service

In addition to any lawful means, a communication may be given by:

(a)	being personally served on a Party;

(b)	being left at the Party’s current address for service;

(c)	being sent to the Party’s current address for service by pre–paid ordinary mail or, if the address is outside Hong Kong, by pre–paid air mail; or

(d)	facsimile to the Party’s current number for service.

21.3	Particulars for service

(a)	The particulars for service of each Party are initially:

(i)	If to the Company

Address:	8/F Ruttonjee House, 11 Duddell Street, Central, Hong Kong
Attention:	Company Secretary
Facsimile:	+852 2845 1637

(ii)	If to the First Shareholder

Address:	C/11F, Huaxin International Tower, No. 219, Qingnian Street, Shenhe District, Shenyang, PR China 110016
Attention:	Ms Wang Hongying / Mr Robert Pu
Facsimile:	+86 24 2396 4253

Shareholders’ Deed	page 25

(iii)	If to the Second Shareholder

Address:	Level 1, 194 Miller Street, North Sydney, NSW Australia 2060
Attention:	Chris Campbell
Facsimile:	+61 2 8920 0314

(b)	Each Party may change from time to time its particulars for service by notice to each other Party.

21.4	Service

If a communication is given by:

(a)	post it is taken as received if posted within Hong Kong to a Hong Kong address three Business Days (in the place of receipt) after posting and in any other case seven Business Days (in the place of receipt) after posting; or

(b)	facsimile and the sender’s facsimile machine produces a transmission report indicating that the facsimile was sent to the addressee’s facsimile machine, the report is prima facie evidence that the facsimile was received by the addressee in legible form at the time indicated on that report.

21.5	Service after hours

If a communication to a Party is received by it:

(a)	after 5.00 p.m. in the place of receipt; or

(b)	on a day which is not a Business Day,

it is taken to have been received at the commencement of the next Business Day.

22.	ALTERNATIVE DISPUTE RESOLUTION

22.1	No proceedings

A Party must not start court proceedings about a dispute arising out of this deed unless it first complies with this clause, except:

(a)	where a Party seeks urgent injunctive relief; or

(b)	where the dispute relates to compliance with this clause.

22.2	Notice

A Party claiming that a dispute has arisen must notify each other Party giving details of the dispute.

22.3	Best efforts to resolve

Each Party to the dispute must use its best endeavours to resolve the dispute within five Business Days following receipt of notice of the dispute or a longer period agreed in writing by the Parties to the dispute.

Shareholders’ Deed	page 26

22.4	Negotiate in good faith

If the Parties do not resolve the dispute under clause 22.3, the CEO, managing director, principal person or other senior employee of each disputing Party must negotiate in good faith to resolve the dispute for a period of up to five Business Days (or a longer period agreed in writing by the Parties to the dispute) after the end of the period referred to in clause 22.3.

22.5	Arbitration

If the Parties do not resolve the dispute under clause 22.4 within 20 Business Days (or longer period agreed in writing by the disputing Parties) following the commencement of negotiation of the dispute under clause 22.4, the dispute shall be referred to arbitration upon the demand of any Party. The dispute shall be settled by arbitration in Hong Kong in accordance with Arbitration Rules of the United Nations Commission on International Trade Law as are in force at the date of this deed. The arbitration shall be administered by the Hong Kong International Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in effect at the time of the commencement of arbitration.

23.	COSTS AND STAMP DUTY

23.1	Legal costs

Each Party must bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this deed.

23.2	Stamp duty

The Parties agree to share equally, and be liable for, and duly pay all stamp duty on or relating to this deed and any document executed under it.

24.	FORCE MAJEURE

24.1	Parties to give notice of Force Majeure

If any Party is unable to carry out its obligations under this deed by reason of Force Majeure that Party must give the other Party prompt written notice of the Force Majeure with reasonably full particulars concerning it.

24.2	Obligations suspended during Force Majeure

After a Party has given notice of a Force Majeure event, the obligations of that Party, so far as they are affected by the Force Majeure event, are suspended during the continuance of the Force Majeure.

24.3	Removal of Force Majeure

An affected Party must use its best efforts to remove the Force Majeure as quickly as possible.

25.	GENERAL

25.1	Governing Law

This deed is governed by the laws of Hong Kong.

Shareholders’ Deed	page 27

25.2	Severance

Any provision of this deed which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

25.3	Waiver

(a)	Waiver of a breach or of any right of election arising from a breach of this document must be in writing and signed by the Party granting the waiver.

(b)	A breach or any right of election arising from a breach of this document is not waived by any failure to or delay in the exercise, or partial exercise, of that right of election or any other right.

25.4	Variation

This deed may only be varied or replaced by a document in writing duly executed by the Parties.

25.5	Further action

Each Party must take all steps, execute all documents and do everything reasonably required by any other Party to give effect to the transactions contemplated by this deed.

25.6	Counterparts

This deed may be executed in a number of counterparts. All counterparts taken together constitute this deed.

25.7	Rights cumulative

Subject to any express provision in this deed to the contrary, the rights of a Party under this deed are cumulative and are in addition to any other rights of that Party.

25.8	Approvals and consent

Subject to any express provision in this deed to the contrary, a Party may conditionally or unconditionally give or withhold any consent to be given under this deed and is not obliged to give its reasons for doing so.

25.9	Process service

Any process or other document relating to litigation, administration or arbitral proceedings in relation to this deed may be served by any method contemplated by clause 21 or in accordance with any applicable law.

25.10	Enurement

The provisions of this deed will inure for the benefit of and be binding on the Parties and their respective successors and permitted substitutes and assigns.

Shareholders’ Deed	page 28

EXECUTED AS A DEED

SIGNED FOR AND ON BEHALF OF VENOMICS HONG KONG LIMITED by in the presence of:

Witness		Director

Name (printed)

SIGNED FOR AND ON BEHALF OF LIAONING NUOKANG MEDICINES CO., LTD by in the presence of:	) ) ) ) ) )
	)	Director
Witness	)
)
)
Name (printed))

SIGNED FOR AND ON BEHALF OF VENOMICS PTY LIMITED ACN 135 609 399 in accordance with section 127 of the Corporations Act 2001:	) ) ) ) ) )
	)	Director
Director/Secretary	)
)
)
Name (printed))

Shareholders’ Deed	page 29

Schedule 1

Notice of Appointment

I, [INSERT NAME] of [INSERT ADDRESS] being a member of Venomics Hong Kong Limited, by this notice appoints [INSERT NAME] of [INSERT ADDRESS] as a director of Venomics Hong Kong Pty Limited.

The Appointee’s consent in writing to act as the director is enclosed with this notice.

Dated

SIGNED by (*an authorised officer of) in the presence of. (*Delete if individual shareholder signing)

Shareholders’ Deed	page 30

Schedule 2

Notice of Removal

I, [INSERT NAME] of [INSERT ADDRESS] being a member of Venomics Hong Kong Limited, by this notice removes [INSERT NAME] of [INSERT ADDRESS] as a director of Venomics Hong Kong Limited.

The Retiree’s resignation in writing to act as the director is enclosed with this notice.

Dated

SIGNED by (*an authorised officer of) in the presence of. (*Delete if individual shareholder signing)

Annexure A

(Deed of Accession)

THIS DEED is made on

BY	[INSERT NAME] (Retiring Shareholder)

[INSERT COMPANY’S NAME FOR A SHARE ISSUE] (Company)

[INSERT NAME] (New Shareholder).

RECITALS:

A.	By a document [dated] the Company, First Shareholder and the Second Shareholder agreed to abide by certain covenants relating to the conduct of the affairs of the Company (Shareholders’ Deed).

B.	In consideration of Shares being [issued/transferred] to the New Shareholder, [by the Retiring Shareholder] the New Shareholder has agreed to be bound by the terms of the Shareholders’ Deed.

OPERATIVE PROVISIONS:

26.	INTERPRETATION

26.1	Definitions

Terms not otherwise defined in this deed have the meanings ascribed to them in the Shareholders’ Deed.

26.2	Construction

The provisions of clauses 1.1 and 1.2 of the Shareholders’ Deed apply to this deed as if set out in full in this deed.

27.	COVENANTS BY THE NEW SHAREHOLDER

27.1	Shareholders’ Deed to be binding

In consideration of Shares being [issued/transferred] to the New Shareholder [by the Retiring Shareholder], upon the execution of this deed, the New Shareholder is to be added as a Party to the Shareholders’ Deed as a Shareholder and is bound by the provisions of the Shareholders’ Deed as if it had been signatory to the Shareholders’ Deed.

27.2	Obligations under the Shareholders’ Deed

The New Shareholder’s obligations under the Shareholders’ Deed are identical to the Shareholders’ obligations under the Shareholders’ Deed, whether the latter obligations arose prior to, contemporaneously with, or after the Commencement Date.

27.3	Confirmation of the Shareholders’ Deed

The New Shareholder confirms the Shareholders’ Deed.

28.	GOVERNING LAW

This deed is governed by and to be construed in accordance with the laws from time to time of the State of Hong Kong and the Parties submit to the jurisdiction of the Courts of that State, and their appellate Courts, in relation to this deed.

EXECUTED as an DEED

SIGNED FOR AND ON BEHALF OF [INSERT NAME] by in the presence of:	) ) ) ) )
)
Witness	)	Director
)
)
Name (printed))
)

SIGNED FOR AND ON BEHALF OF [INSERT NAME] by in the presence of:	) ) ) ) ) )
	)	Director
Witness	)
)
)
Name (printed))

SIGNED FOR AND ON BEHALF OF [INSERT NAME] by in the presence of:	) ) ) ) )
)
Witness	)	Director
)
)
Name (printed))
)

Exhibit C

Form VPL Shareholders’ Agreement

Shareholders’ Deed

Venomics Pty Limited

ACN 135 609 399

QRxPharma Limited

ACN 102 254 151

Surplus International Investments Limited

Janette Dixon

Table of contents

1.	DEFINITIONS & INTERPRETATION		1
	1.1	Definitions	1
	1.2	Interpretation	5

2.	OBJECTIVES		6

3.	ISSUE OF SHARES		6
	3.1	Initial Shareholdings	6
	3.2	Use of funds	6
	3.3	Further funding of the business	6
	3.4	Allotment of further Shares	6
	3.5	Time and manner of acceptance by Shareholders	7
	3.6	Partial acceptance	7
	3.7	Automatic rejection	7
	3.8	Acknowledgement of Dilution	7
	3.9	Third party investor	7

4.	DIRECTORS		7
	4.1	Number of Directors	7
	4.2	Appointment of Directors	8
	4.3	Notice of Appointment	8
	4.4	Appointment effective	8
	4.5	Removal of Directors	8
	4.6	Notice of Removal	8
	4.7	Removal effective	8
	4.8	Alternate Directors	8
	4.9	Terms of appointment	9
	4.10	Automatic removal	9

5.	MEETINGS AND VOTING		9
	5.1	Appointment of chairman	9
	5.2	Vacation of office by Chairman	9
	5.3	Casting vote	9
	5.4	Decisions by Ordinary Resolution	10
	5.5	Board Meetings and expenses	10
	5.6	Calling of Board Meetings	10
	5.7	Business	10
	5.8	Directors’ voting	10
	5.9	Minutes	11
	5.10	Quorum	11
	5.11	Circular resolutions	11

	5.12	Conflict of interest	12
	5.13	Execution of Deed	12
	5.14	Non arms-length transactions	12

6.	ACCOUNTS		12
	6.1	Proper accounts	12
	6.2	Monthly management accounts	13
	6.3	Company records	13
	6.4	Explanation of records	13
	6.5	Preparation of annual accounts	13
	6.6	Independent accountant	13
	6.7	Re-audit	14
	6.8	Business Plan	14

7.	DIVIDENDS		14

8.	CONSTITUTION		14

9.	REGISTRATION OF TRANSFERS AND TRANSMISSIONS OF SHARES		14
	9.1	Restriction on Directors	14
	9.2	Refusal of registration	14
	9.3	Restriction on Company	14
	9.4	Endorsement on Share certificates	15
	9.5	Shareholders’ unanimous consent to a Disposal	15

10.	PRE-EMPTIVE RIGHTS		15
	10.1	Restriction on Disposal	15
	10.2	Transfer Notice	15
	10.3	Secretary to be Vendor’s agent	15
	10.4	Sale of part of Sale Shares	15
	10.5	Withdrawal of Transfer Notice	16
	10.6	Notice to Shareholders	16
	10.7	Offers for Purchase of Sale Shares	16
	10.8	Sale Price	16
	10.9	Notification of acceptance by Shareholders	16
	10.10	Allocation amongst Shareholders	17
	10.11	Transfer of Sale Shares to Shareholders	17
	10.12	Sale to third party	17

11.	TAG ALONG AND DRAG ALONG OPTIONS		18
	11.1	Tag Along Option	18
	11.2	Notification	18
	11.3	Exercise of Tag Along Option	18
	11.4	Failure to buy Put Shares	18
	11.5	Restriction of Tag Along Option	18
	11.6	Drag Along Option	18

	11.7	Notification	19
	11.8	Exercise of Drag Along Option	19
	11.9	Attorney of Minority Holders	19
	11.10	Exercise of Attorney’s Powers	19

12.	PERMITTED DISPOSALS		19
	12.1	Permitted Disposals	19
	12.2	Definitions in this clause	20

13.	OBLIGATIONS OF RETIRING SHAREHOLDER		20
	13.1	Preconditions to completion of a Final Disposal	20
	13.2	Indemnity to Retiring Shareholder	20
	13.3	Return of documents	21

14.	PUBLICITY AND CONFIDENTIALITY		21
	14.1	Announcements	21
	14.2	Confidentiality	21
	14.3	Time	22
	14.4	Availability of injunctive relief	22

15.	NO RELIANCE AND ENTIRE UNDERSTANDING		22

16.	MUTUAL WARRANTIES AND COVENANTS		22
	16.1	Warranties	22
	16.2	Covenants	23

17.	NO PARTNERSHIP		24

18.	CONFLICT		24

19.	TERMINATION		24
	19.1	TERM	24
	19.2	Exiting Shareholder	24
	19.3	Termination not to affect certain provisions	24

20.	ASSIGNMENT		24

21.	NOTICES		24
	21.1	General	24
	21.2	Method of service	25
	21.3	Particulars for service	25
	21.4	Service	25
	21.5	Service after hours	26

22.	ALTERNATIVE DISPUTE RESOLUTION		26
	22.1	No proceedings	26
	22.2	Notice	26
	22.3	Best efforts to resolve	26
	22.4	Negotiate in good faith	26
	22.5	Mediation	26

	22.6	Arbitration	26

23.	COSTS AND STAMP DUTY		27
	23.1	Legal costs	27
	23.2	Stamp duty	27

24.	FORCE MAJEURE		27
	24.1	Parties to give notice of Force Majeure	27
	24.2	Obligations suspended during Force Majeure	27
	24.3	Removal of Force Majeure	27

25.	GENERAL		27
	25.1	Governing Law	27
	25.2	Severance	27
	25.3	Waiver	27
	25.4	Variation	27
	25.5	Further action	28
	25.6	Counterparts	28
	25.7	No merger	28
	25.8	Rights cumulative	28
	25.9	Approvals and consent	28
	25.10	Process service	28
	25.11	Enurement	28

SIGNED AS A DEED			29

Schedule 1			30

Schedule 2			31

Annexure A			32

26.	INTERPRETATION		33
	26.1	Definitions	33
	26.2	Construction	33

27.	COVENANTS BY THE NEW SHAREHOLDER		33
	27.1	Receipt of Shareholders’ Deed	33
	27.2	Shareholders’ Deed to be binding	33
	27.3	Obligations under the Shareholders’ Deed	33
	27.4	Confirmation of the Shareholders’ Deed	34

28.	GOVERNING LAW		34

THIS SHAREHOLDERS’ DEED is made on                      2009

BETWEEN	VENOMICS PTY LIMITED
ACN 135 609 399
of Level 1, 194 Miller Street, North Sydney, New South Wales, Australia 2060
(Company)

AND	QRXPHARMA LIMITED
ACN 102 254 151
of Level 1, 194 Miller Street, North Sydney, New South Wales, Australia 2060
(First Shareholder)

AND	SURPLUS INTERNATIONAL INVESTMENTS LIMITED
of 2201-03 World Wide House, 19 Des Voeux Road Central Hong Kong, China
(Second Shareholder)

AND	JANETTE DIXON
of 5 Watten Close Singapore 287728
(Third Shareholder)

RECITALS

A.	The First Shareholder, Second Shareholder and Third Shareholder hold all of the issued capital in the Company.

B.	The Parties desire to record their agreement for the management, control and operation of the Company.

IT IS AGREED:

1.	DEFINITIONS & INTERPRETATION

1.1	Definitions

In this deed:

Auditor means any person appointed as the Company’s auditor from time to time by an Ordinary Resolution of the Board.

Affiliate means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with it.

Approved Accounting Standards means:

(a)	the accounting standards defined in section 9 of the Corporations Act;

(b)	where consistent with the accounting standards described in paragraph (a), the statements of accounting standards and practices issued by or on behalf of the Australian Society of Certified Practising Accountants and the Institute of Chartered Accountants in Australia; and

1

(c)	where consistent with the accounting standards, practices or statements of the types described in paragraphs (a) and (b), the generally accepted accounting principles of the accountancy profession in Australia.

Board means the board of Directors.

Board Meeting means a duly constituted meeting of Directors at which a quorum is present.

Business means the business conducted by the Company at the Commencement Date being to develop and commercialise snake venom-derived drugs and related biotech products in the People’s Republic of China and the rest of the world based on discovery research that has been or will be undertaken at the University of Queensland in collaboration with the First Shareholder and any subsequent activities that the Shareholders may from time to time resolve the Company should be engaged in or conduct.

Business Day means a day other than Saturday, Sunday or public holiday on which trading commercial banks are open for general banking business in New South Wales, Australia.

Business Plan means the annual business plan for the Company including:

(a)	detailed operating, capital expenditure and cash flow budgets for the Financial Year of the Company ahead prepared on a monthly basis and including major items of revenue and capital expenditure and a pro-forma statement of financial position as at that date;

(b)	personnel policy and hiring plans;

(c)	business strategy for the ensuing Financial year, including any milestones which are to be met;

(d)	a management plan;

(e)	an operations plan;

(f)	a marketing and sales plan;

(g)	any plans or proposal for future investments or other activities by the Company; and

(h)	such much as the Directors from time to time direct.

CEO means Chief Executive Officer of the Company.

CFO means Chief Financial Officer of the Company.

Chairman means the chairman of the Board appointed from time to time in accordance with clause 5.1.

Commencement Date means the date of this deed.

Confidential Information means information of every kind contained in or concerning:

(a)	technology or know-how;

(b)	this deed or any of the transactions contemplated by this deed;

2

(c)	procedures, operations, practices, products and processes, organisation and administrative procedures;

(d)	specifications and technical manuals;

(e)	reports, memoranda and other writings and papers including any technical data files;

(f)	prices and cost information relating to a person’s existing or prospective products or services;

(g)	any intellectual or industrial property;

(h)	the business transactions, business methods, records, forms, charges, financial affairs and trade secrets;

(i)	all customer lists, customer files, manuals, account records, computer, files and software, documents and materials generated or arising out of the Business; and

(j)	existing or prospective clients, customers or suppliers,

other than information in the public domain (otherwise than as a result of breach of this deed or any other duty of confidentiality) and whether or not such information is described as confidential.

Constitution means the memorandum of articles of association of the Company.

Control (and with correlative meanings, the terms controlling, controlled by and under common control with), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person, whether through the ownership of voting securities or by contract or otherwise.

Corporations Act means the Corporations Act 2001 (Cth).

CTO means the Chief Technical Officer of the Company.

Deed of Accession means a document substantially in the form of Annexure A.

Director means a person appointed as a director of the Company in accordance with this deed and includes an alternate director.

Dispose means to grant options, rights of pre-emption or first right of refusal over or otherwise to grant a right to control disposal of, sell, transfer, assign, surrender, part with the benefit of or control over, mortgage, charge, declare a trust of, encumber or otherwise deal with or dispose of.

Final Disposal means a Disposal by a Shareholder of its last Share or a Disposal of a Share where on completion of that Disposal transaction, a Shareholder ceases or will cease to be a member of the Company.

Financial Year means a period from and including 1 July in a year to and including 30 June in the following year.

Force Majeure means any act of God, strike, lockout, or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, earthquake, explosion, governmental restraint, or any other event whether of the kind specifically enumerated above or otherwise which is not reasonably within the control of a party relying on that event.

3

Guarantee means any guarantee, indemnity, letter of comfort, security or other legal support for the financial obligations of the Company.

Insolvency Event means in relation to a person:

(a)	a receiver, receiver and manager, controller, managing controller, administrator, official manager, trustee or provisional or official liquidator is appointed over the assets or undertaking or the person;

(b)	the person:

(i)	suspends payments of its debts generally;

(ii)	is or becomes insolvent within the meaning of the Corporations Act;

(iii)	enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them; or

(c)	an application is filed or an order is made or resolution passed for:

(i)	the winding up or dissolution of the person, other than for the purposes of reconstruction or amalgamation; or

(ii)	proposing or implementing a scheme of arrangement in relation to the person;

(d)	any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to a material portion of the assets of the person; or

(e)	a creditors petition is filed or a sequestration order is made against the person.

Notice of Appointment means a notice substantially in the form of Schedule 1 by which a Shareholder appoints a Director under clause 4.3.

Notice of Removal means a notice substantially in the form of Schedule 2 by which a Shareholder removes a Director under clause 4.6.

Ordinary Majority means:

(a)	in relation to a Board Meeting, more than 50% of the total voting power of those persons present and entitled to vote, determined in accordance with clause 5.8;

(b)	in relation to a Shareholders’ Meeting, more than 50% of the total number of votes exercised by those Shareholders present in person or by proxy, attorney or representative and entitled to vote; and

(c)	in any other case, more than 50% in number of those persons from whom authorisation or instruction is required to be obtained.

Ordinary Resolution means a resolution approved by Ordinary Majority of a duly convened meeting at which a quorum is present or a resolution considered to have been unanimously passed in accordance with clause 5.11.

4

Party means each of the Company, the First Shareholder, the Second Shareholder, and the Third Shareholder and any person that becomes a Shareholder from time to time.

Relevant Proportion means in relation to each Shareholder that proportion which the aggregate number of Shares held legally or beneficially by that Shareholder at the relevant time bears to the aggregate number of issued Shares at that time and which, at the Commencement Date, is as set out in clause 3.1.

Retiring Shareholder means a Shareholder who makes or intends to make a Final Disposal.

Schedule means a schedule to this deed.

Secretary means the company secretary of the Company.

Shareholder means each of the First Shareholder, the Second Shareholder and the Third Shareholder and any other person that executes a Deed of Accession and holds Shares from time to time in accordance with this deed.

Shareholders’ Meeting means a duly constituted meeting of Shareholders at which a quorum is present.

Shares mean the ordinary shares in the capital of the Company as consolidated, subdivided or reduced from time to time.

Subsidiary has the meaning given in the Corporations Act.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes every other gender;

(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a party to this deed includes the party’s successors and permitted assigns;

(e)	a reference to a person includes a firm, a body corporate, an unincorporated association or an authority and vice versa;

(f)	a reference to this deed or another document includes any variation, novation, replacement or supplement to any of them from time to time;

(g)	a reference to a part, clause, annexure, exhibit, appendix or schedule is a reference to a part of, clause of, an annexure, exhibit, appendix or schedule to this deed and a reference to this deed includes any annexure, exhibit, appendix and schedule;

(h)	a reference to a right or obligation of two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally;

(i)	a reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and any regulations and statutory instruments issued under it;

5

(j)	a reference to conduct includes any omission, representation, statement or undertaking, whether or not in writing;

(k)	mentioning anything after includes or including does not limit what else might be included; and

(l)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this document.

2.	OBJECTIVES

The objectives of the Shareholders are to:

(a)	carry on the Business;

(b)	use their respective business skills, know how and experience to develop and expand the Business; and

(c)	maximise the value of their respective shareholdings in the Company.

3.	ISSUE OF SHARES

3.1	Initial Shareholdings

The Parties acknowledge that the Relevant Proportion of the Shareholders at the Commencement Date is as follows:

Shareholder	Number of Shares	Relevant Proportion %
First Shareholder	1,000,000	80%
Second Shareholder	125,000	10%
Third Shareholder	125,000	10%
TOTAL	1,250,000	100%

3.2	Use of funds

The Company will apply the funds invested, and the contributions made, by the Shareholders for the Company’s initial working capital requirements.

3.3	Further funding of the business

Each Shareholder must contribute on a pro–rata basis and in a like manner and on like terms all funding of the Company unless the Shareholders agree otherwise. The Parties acknowledge that, funding may be contributed by:

(a)	Shareholders other than on a pro–rata basis; or

(b)	a third party approved by the Shareholders,

on such terms and conditions as may be approved by the Board.

3.4	Allotment of further Shares

Subject to an Ordinary Resolution by the Shareholders to the contrary, whenever the Directors resolve to issue further Shares the Company must first offer to each Shareholder in writing (Share Offer) that Shareholder’s Relevant Proportion of the total number of Shares to be issued. The right of first refusal set forth in this clause does not apply to:

(a)	the issuance or sale of Shares to employees, consultants or directors pursuant to a stock option plan or any other equity incentive plan, arrangement or agreement duly adopted by the Board;

6

(b)	the issuance of Shares pursuant to a public offering duly approved by the Board;

(c)	the issuance of Shares in connection with a business acquisition duly approved by the Board; and

(d)	the issuance of Shares pursuant to a share split, share dividend, combination, re-organisation, recapitalisation or similar event.

3.5	Time and manner of acceptance by Shareholders

A Shareholder may accept a Share Offer by giving written notice to the Company within 21 days after its receipt of the Share Offer.

3.6	Partial acceptance

Subject to clause 3.5, a Shareholder may accept any number of the Shares comprised in a Share Offer it receives. By this acceptance, the Shareholder is taken to have rejected the balance of the Shares comprised in the Share Offer on the date of acceptance.

3.7	Automatic rejection

A Shareholder is considered to have rejected a Share Offer if it is not accepted in whole or in part within the 21 day period described in clause 3.5.

3.8	Acknowledgement of Dilution

Each Shareholder acknowledges and agrees that a Shareholder’s interest in the Company will be diluted if for any reason a Shareholder chooses not to accept the Share Offer.

3.9	Third party investor

In the event that within twenty four (24) months of the Commencement Date a third party investor subscribes for shares in the Company at a value per share which implies a total value of the Company prior to any such additional investment or financing to the Company of less than US$5 million, then the Company shall issue such number of additional Shares to the Second Shareholder without further consideration as shall result in the Second Shareholder having paid the same amount per share as has been paid by such third party investor.

4.	DIRECTORS

4.1	Number of Directors

The maximum number of Directors (excluding alternate directors) at any one time shall be determined by the First Shareholder.

7

4.2	Appointment of Directors

(a)	The appointment of Directors shall be at the discretion of the First Shareholder provided that one position on the board is reserved for a representative appointed by the Second Shareholder. Further the Second Shareholder shall be entitled to appoint an observer to all meetings of the Directors.

(b)	Without prejudice to clause 5.5(c) and any regulations, rules and laws applicable to the Company, the Directors shall not be entitled to any remuneration from the Company in relation to their respective appointment as Directors pursuant to this clause 4.

(c)	The observer shall not be entitled to any remuneration from the Company in relation to its appointment as an observer pursuant to this clause 4 and to reimbursement of any expenses, which shall be solely borne by the Second Shareholder.

(d)	The First Shareholder will have the right to appoint any Director or observer that will represent the Company on the board of another company in which the Company has a shareholding.

4.3	Notice of Appointment

Each Shareholder that exercises its right to appoint a Director must give a Notice of Appointment to the Company and each other Shareholder.

4.4	Appointment effective

Subject to the satisfaction of the requirements of the Corporations Act in relation to the consent and eligibility of directors, a person named in a Notice of Appointment becomes a Director on receipt by the Company of the Notice of Appointment and is not subject to retirement by rotation.

4.5	Removal of Directors

Subject to the Corporations Act:

(a)	the First Shareholder has the sole right to remove a Director appointed by it; and

(b)	the Second Shareholder has the sole right to remove a Director appointed by it.

4.6	Notice of Removal

Each Shareholder must give a Notice of Removal to the Company and each other Shareholder in the event it removes a Director.

4.7	Removal effective

A Director named in a Notice of Removal ceases to be a Director on receipt of the Notice of Removal by the Company, subject to clause 4.6.

4.8	Alternate Directors

A Director may, with the prior written and continuing consent of the Shareholder which appointed that Director, and upon written notice to the other Directors specifying the term of such appointment, appoint a person to be an alternate director in that Director’s place during any period which the Director thinks fit.

8

4.9	Terms of appointment

A Shareholder must:

(a)	not appoint a Director other than on the basis that the appointment is terminable in accordance with this deed;

(b)	not represent to a Director that the Director is entitled to compensation from the Company on termination of the person’s appointment as a Director or otherwise; or

(c)	indemnify the Company and other Shareholders in relation to any liability (including all reasonable legal costs incurred by the Company and other Shareholders) arising from or in relation to the revocation of the appointment of a Director which results from any breach or alleged breach of this clause 4.9 by the Shareholder.

4.10	Automatic removal

On the occurrence of any of the following events, the office of a Director ceases automatically:

(a)	the death of the Director;

(b)	the Shareholder who appointed the Director ceasing to be a Shareholder;

(c)	the Director becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

(d)	the resignation of the Director;

(e)	the Director being disqualified from acting as a director under the Corporations Act; and

(f)	upon an Insolvency Event occurring in relation to the Director.

5.	MEETINGS AND VOTING

5.1	Appointment of chairman

The Board will appoint a Chairman and the appointment of that Chairman continues until otherwise resolved by an Ordinary Resolution of the Directors.

5.2	Vacation of office by Chairman

The position of Chairman is vacated if the Chairman ceases to be a Director or is removed as chairman by an Ordinary Resolution of the Directors.

5.3	Casting vote

The Chairman of a Board Meeting does not have a second or casting vote in the event of an equality of votes.

9

5.4	Decisions by Ordinary Resolution

Subject to any express provision in this deed to the contrary and to law, all resolutions under this deed of a Board Meeting, a Shareholders’ Meeting or other parties are to be made by Ordinary Resolution.

5.5	Board Meetings and expenses

(a)	The Directors are to meet at least quarterly or at such intervals as the Board may decide.

(b)	Where, through a link established by means of any system of telephone, audio or audio visual communication approved by the Directors and made known to each Director for the purpose of Board Meetings, one or more Directors absent from the place appointed for the meeting can hear and be heard by not only one another (if more than one) but also the Director or Directors in attendance at that place for the purpose of being present at the Board Meeting, such of those absent Directors and the Director or Directors so in attendance are able to hear and be heard by one another will be taken to be a valid Board Meeting at which all of them were present.

(c)	Any reasonable out of pocket expenses incurred by the Directors in the course of carrying out their responsibilities as Directors are to be borne by the Company.

5.6	Calling of Board Meetings

Unless otherwise agreed:

(a)	the Secretary will communicate to all Directors notice of any Directors’ meeting and the agenda for such meeting:

(i)	in writing by letter, email or facsimile; or

(ii)	by telephone, if confirmed within three Business Days by letter, email or facsimile,

and given at least seven Business Days before such meeting unless otherwise resolved by an Ordinary Resolution of the Directors; and

(b)	any Director may convene a meeting of the Directors.

5.7	Business

(a)	The business of the Company will be limited to the conduct of the Business and/or any other business approved by the Board.

(b)	No business is to be considered by a Board Meeting unless it is specified in the notice convening the Board Meeting or unless all the Directors entitled to attend the Board Meeting (whether or not present) agree otherwise.

5.8	Directors’ voting

(a)	A Board Meeting makes its decisions by a vote of the Directors present and voting at the Board Meeting.

(b)	Each Director shall have the right to one vote.

10

5.9	Minutes

(a)	The Company must cause minutes of each Shareholders’ Meeting to be promptly prepared and copies circulated to the Shareholders.

(b)	The Company must cause minutes of each Board Meeting to be promptly prepared and tabled for approval at the next Board Meeting and, if approved, the Chairman is to sign those minutes which then are prima facie evidence of the proceedings and decisions of the Board Meeting to which they relate.

5.10	Quorum

(a)	The quorum for Shareholders’ Meetings is three Shareholders and the quorum for any adjourned Shareholders’ Meetings is the First Shareholder providing that the Shareholders’ Meeting was not adjourned at the request of or due to the failure to attend by the First Shareholder.

(b)	The quorum for Board Meetings is two Directors one of whom must be the director appointed by the Second Shareholder and the quorum for any adjourned Board Meetings is any two Directors or their alternates providing that the Board Meeting was not adjourned at the request of or failure to attend by a Director representing the First Shareholder.

(c)	If within one hour from the time appointed for a Board Meeting a quorum is not present the meeting stands adjourned to the same day in the next week at the same time and place (or as may be otherwise agreed by the majority Directors).

(d)	Subject to clause 5.10(a) above, the quorum for Shareholders’ Meetings shall be as set out in the articles of association of the Company.

(e)	Subject to provision 5.10(b) above, the quorum for Board Meetings shall be as set out in the articles of association of the Company.

5.11	Circular resolutions

(a)	Subject to the Corporations Act, if all of the Directors or all of the Shareholders sign a document containing a statement that they are in favour of a resolution in terms set out in the document, a resolution in those terms is considered to have been unanimously passed at a Board Meeting or a Shareholders’ Meeting, as the case may be, held at the date and time at which the document was last signed by a Director or Shareholder, as the case may be.

(b)	For the purposes of clause 5.11(a):

(i)	two or more separate documents containing statements in identical terms each of which is signed by one or more Directors or Shareholders, as the case may be, are together deemed to constitute one document containing a statement in those terms signed by these persons at the respective dates and times at which they signed the separate documents;

(ii)	a reference to all of the Directors or all of the Shareholders excludes a Director or Shareholder who would not be entitled to vote on the resolution at a Board Meeting or Shareholders’ Meeting, as the case may be; and

11

(iii)	(A) document includes a document created or stored in any electronic medium and retrievable in perceivable form; and

(B)	to sign includes to sign by electronic or digital method intended by the Party to have the same force and effect as the use of a manual signature provided that such signature:

a)	identifies the person using it;

b)	is capable of verification;

c)	indicates that person’s approval of the content of the relevant document;

d)	is solely under the control of that Party; and

e)	is linked to the relevant document in such a manner that if the document is changed the electronic signature is invalidated.

5.12	Conflict of interest

(a)	A Shareholder or a nominee Director of that Shareholder may be counted in forming a quorum for a Shareholders’ Meeting or a Board Meeting, as the case may be, to be held to consider any matter and may vote at that meeting notwithstanding any actual, apparent or potential conflict of interest, subject to the conflict of interest being fully disclosed.

(b)	In the event that a Board Meeting is held to consider any sub-licensing of intellectual property by the Company to otherwise than an arms-length party, any conflicted Director of the Second Shareholder shall not vote.

5.13	Execution of Deed

(a)	Each Shareholder must cooperate with each other Shareholder and do any other reasonable thing to procure the execution of this deed by the Company.

5.14	Non arms-length transactions

The terms of any non-arms length transactions between the Company and the First Shareholder or its Affiliate will be promptly disclosed to the Second Shareholder for approval. If approval is not given the parties will jointly appoint an independent appraiser to determine fair market value terms.

6.	ACCOUNTS

6.1	Proper accounts

The Company must keep proper books of account (which may include computer records) of the Company at its principal office and will make entries of all such matters, transactions and things which are usually entered in books of accounts kept by entities engaged in concerns of a similar nature and including, without limitation, particulars of all business transactions and of all such names, times and places as may be necessary or useful for the administration of the Company.

12

6.2	Monthly management accounts

The Company must prepare monthly management accounts and make them available to the Shareholders as soon as practicable after the end of each month, and no later than 30 days after the end of each month.

6.3	Company records

Subject to the Corporations Act, each Shareholder holding 15% or more of the Shares may, at its own expense, at any reasonable time either itself or by its agents, attorneys or accountants inspect, copy or make extracts from all books, accounts and records of the Company for the purpose of ensuring compliance with the terms of this deed.

6.4	Explanation of records

The Company must make relevant employees available to the extent which may reasonably be required by a Shareholder holding more than 15% or more of the shares for the purpose of explaining the books, accounts and records of the Company to that Shareholder in so far as is necessary in order to give proper effect to this deed.

6.5	Preparation of annual accounts

(a)	The Company must:

(i)	conduct a financial audit in relation to each Financial Year in accordance with generally accepted auditing standards in Australia;

(ii)	to prepare unaudited annual accounts in accordance with Approved Accounting Standards and equivalents to International Financial Reporting Standards (“IFRS”) in relation to each Financial Year and make them available to each Shareholder within three months of the end of the relevant Financial Year;

(iii)	provide to each Shareholder as soon as practicable (an in any event no later than four months) in relation to each Financial Year, copies of the Company’s audited balance sheet, cash flow statement and statement of operations; and

(iv)	forward copies of the draft form of audited accounts to each Director as soon as practicable after receipt from the Auditors and in any case within two months of the end of the relevant Financial Year.

(b)	Subject to approval of the accounts by an Ordinary Resolution of a Board Meeting, the accounts are to be signed by at least two directors.

6.6	Independent accountant

Each Shareholder may, at its expense, arrange for a firm of accountants other than the Auditors to peruse any accounting, financial and other records of the Company and to confer with the Auditors in relation to the preparation and audit of the Company’s annual accounts.

13

6.7	Re–audit

A Shareholder may at any time request the Company to arrange for the accounts to be re–audited at the expense of that Shareholder by any firm of accountants, including the Auditors, the Shareholder nominates.

6.8	Business Plan

The Company and each Shareholder must use their reasonable endeavours to ensure the Directors adopt a Business Plan for the Company:

(a)	Within 30 days after the Commencement Date; and

(b)	at least 20 Business Days before the commencement of the Financial Year to which they relate.

7.	DIVIDENDS

Subject to the Constitution and the Corporations Act, the Board may, by Ordinary Resolution, set or change the dividend or distribution policy of the Company or declare, make or pay a dividend or other distribution.

8.	CONSTITUTION

In the event of any inconsistency between the terms of this deed and the Constitution then the terms of this deed take precedence and the Shareholders will use their rights as Shareholders to achieve the position agreed under this deed.

9.	REGISTRATION OF TRANSFERS AND TRANSMISSIONS OF SHARES

9.1	Restriction on Directors

The Directors must not register any transfer or transmission of Shares unless:

(a)	and until the rights of pre–emption contained in clause 10 been complied with; or

(b)	the transfer or transmission of Shares constitutes a Permitted Disposal under clause 12.

9.2	Refusal of registration

The Directors may, with absolute discretion and without giving any reason, decline to register any transfer or transmission of a Share (whether it is fully paid or not), to which clauses 10 and 12 do not apply.

9.3	Restriction on Company

The Company must not:

(a)	register any transfer or transmission of Shares unless:

(i)	the requirements of clause 9.1 are satisfied; and

(ii)	the proposed Shareholder has signed and delivered a Deed of Accession to the other Shareholders and the Company; or

(b)	acknowledge that any person (other than a Shareholder) has any right in relation to Shares, unless the requirements of clause 9.1 are satisfied.

14

9.4	Endorsement on Share certificates

The Company must endorse all share certificates representing Shares issued to Shareholders at any time (including share certificates existing on or before the Commencement Date) as follows:

The shares represented by this certificate are subject to an agreement dated [INSERT DATE] between [INSERT PARTIES] which contains restrictions on the right of the shareholder named in the certificate to sell, encumber, transfer or otherwise dispose of the shares represented by this certificate. By this endorsement you are given notice of the terms of that agreement.

9.5	Shareholders’ unanimous consent to a Disposal

Notwithstanding anything to the contrary in clauses 9, 10, and 12, if the Shareholders unanimously consent in writing to a Disposal of Shares, clauses 9, 10 and 12 will not apply to the Disposal except for clause 9.3(a)(ii).

10.	PRE–EMPTIVE RIGHTS

10.1	Restriction on Disposal

Except as provided in clauses 9.5, 11 and 12 a Shareholder must not dispose of any Share unless this clause 10 is complied with.

10.2	Transfer Notice

(a)	A Shareholder (Vendor) who proposes to sell any of its Shares (Sale Shares) must notify the Secretary in writing (Transfer Notice) to the Secretary specifying:

(b)	that the Vendor wishes to sell the Sale Shares;

(c)	the number and class of the Sale Shares;

(d)	the proposed sale price of the Sale Shares;

(e)	the identity of any person who has made an offer or expression of interest to purchase the Sale Shares at that price; and

(f)	any other material terms proposed to apply to the Vendor’s sale of the Sale Shares.

10.3	Secretary to be Vendor’s agent

The Transfer Notice constitutes the Secretary the agent of the Vendor empowered to sell the Sale Shares:

(a)	at the price stated in the Transfer Notice;

(b)	in one or more lots; and

(c)	on the terms of this clause 10.

10.4	Sale of part of Sale Shares

Despite clause 10.3, the Vendor is under no obligation to sell part only of the Sale Shares.

15

10.5	Withdrawal of Transfer Notice

The Vendor may withdraw the Transfer Notice at any time prior to acceptance of an offer to sell made under clause 10.7.

10.6	Notice to Shareholders

Within seven days of receipt of a Transfer Notice, the Secretary must serve a copy of the Transfer Notice on each Shareholder (except the Vendor).

10.7	Offers for Purchase of Sale Shares

(a)	Unless the Shareholders agree otherwise in writing, the Secretary must offer the Sale Shares for purchase by the Shareholders (other than the Vendor), in accordance with this clause 10.7, at the price per Sale Share (Sale Price) agreed or determined under clause 10.8 within seven days of determination.

(b)	An offer made under this clause 10.7 is referred to in this clause 10 as an Offer for Purchase; and

(c)	the date of the written offers made under clause 10.7(a) is referred to in this clause 10 as the Offer Date.

(d)	Each Offer for Purchase must:

(i)	specify the number and price of the Sale Shares and the terms of sale;

(ii)	specify the relevant Shareholder’s proportionate entitlement of Sale Shares based on its Relevant Proportion;

(iii)	be open for a period of one month;

(iv)	specify the date before which the Offer for Purchase must be accepted; and

(v)	invite the relevant Shareholder to state in its response, whether it is willing to purchase all or a specified maximum number or proportion of the Sale Shares offered upon the terms of the Offer for Purchase.

10.8	Sale Price

(a)	Subject to clause 10.8(b), the Sale Price for the Sale Shares must be the price agreed in writing between the Vendor and the other Shareholders.

(b)	If prior to the Vendor giving the Transfer Notice to the Secretary, the Vendor received a bona fide unconditional arm’s length offer from a third party to purchase the Sale Shares for cash and that offer remains open on the date of service of the Transfer Notice under clause 10.2, the Sale Price will be the price specified in that offer.

10.9	Notification of acceptance by Shareholders

(a)	At the expiration of one month from the Offer Date, the Secretary must notify the Vendor of the aggregate number of Sale Shares which the other Shareholders have accepted for purchase under the Offers for Purchase.

16

(b)	If such an aggregate number of accepted Sale Shares is less than all of the Sale Shares, the Vendor may either:

(i)	elect to sell all of the Sale Shares to a third party, but only in accordance with clause 10.12; or

(ii)	elect to sell to the relevant Shareholders the number of Sale Shares accepted for purchase under the Offers for Purchase, and the balance to a third party, but only in accordance with clause 10.12.

10.10	Allocation amongst Shareholders

If the Vendor elects to sell some or all of the Sale Shares to the other Shareholders or the other Shareholders accept all of the Sale Shares, the Secretary must allocate the Sale Shares to or amongst such of the other Shareholders who accepted an Offer for Purchase, and that allocation will be made:

(a)	subject to any maximum number or proportion specified by any Shareholder in its written acceptance of an Offer for Purchase;

(b)	in proportion as nearly as possible to the respective Relevant Proportions of the accepting Shareholders; and

(c)	what would otherwise be fractional interests in Sale Shares must be allocated amongst accepting Shareholders as the Secretary determines.

10.11	Transfer of Sale Shares to Shareholders

(a)	Upon allocation of Sale Shares under clause 10.10, the Vendor is bound to transfer the Sale Shares to the relevant purchasing Shareholders on payment of the Sale Price.

(b)	If the Vendor defaults in transferring any Sale Shares, the Secretary may:

(i)	sign any transfer of Sale Shares for and on behalf of the Vendor;

(ii)	receive the purchase moneys on behalf of the Vendor; and

(iii)	enter any relevant purchaser’s name in the appropriate registers as the shareholder of the relevant Sale Shares.

10.12	Sale to third party

Subject to clause 10.2 (b), if any Sale Shares are not sold to the other Shareholders under this clause 11, the Vendor may sell the unpurchased Sale Shares to any third party provided that:

(a)	the Vendor’s right to sell Sale Shares under this clause 10.12 expires at the end of two months after the date the Vendor’s receipt from the Secretary of a notice issued under clause 10.9(a) receipt;

(b)	the sale price for the Sale Shares must be not less than the Sale Price agreed or determined under clause 10.8; and

(c)	the terms of sale must be no less favourable than those upon which the Sale Shares have been offered to the other Shareholders.

17

11.	TAG ALONG AND DRAG ALONG OPTIONS

11.1	Tag Along Option

If after the rights of pre-emption mentioned in clause 10 have been exhausted a Shareholder (Vendor) is entitled to transfer Shares to a third party (Third Party) under clause 10.12, then any other Shareholder will have the option (Tag Along Option) to require the Vendor to cause the Third Party or its nominee to purchase a proportion of Shares held by that other Shareholder, up to a maximum of that proportion of its Shares as equal to the proportion of the total number of Shares held by the Vendor which are purchased by the Third Party. The price per Share at which the Vendor must cause the Third Party or its nominee to purchase the Shares shall be the same as those referable to the sale of the Vendor’s Shares to that Third Party.

11.2	Notification

(a)	The Vendor will promptly notify other Shareholders in writing if and when they become entitled to exercise the Tag Along Option. They may only exercise the Tag Along Option by giving written notice to the Vendor prior to the expiration of a period of fourteen days after the date on which it receives written notice under this clause (Tag Along Option Period).

(b)	The notice must specify the number of Shares (Put Shares) which the Vendor is required to cause the Third Party or its nominee to purchase.

11.3	Exercise of Tag Along Option

Upon the exercise of the Tag Along Option in accordance with this clause 11, the Vendor is bound to take all reasonable steps (including without limitation conditioning completion of sale of its own Shares to the Third Party) to cause the Put Shares to be purchased by the Third Party or its nominees for the relevant price and terms and otherwise in accordance with this clause 11.

11.4	Failure to buy Put Shares

If the Third Party or its nominees for any reason fails to buy all of the Put Shares at the relevant price (or at a greater price) and the terms and otherwise in accordance with this clause 11, and to complete that purchase on the same date as the date for completion of the sale of the Vendor’s Shares (which must not be outside the two month period referred to in clause 10.12, then the Vendor must not sell or otherwise transfer any if its Shares to the Third Party.

11.5	Restriction of Tag Along Option

No Shareholder shall have a Tag Along Option in respect of transfers by another Shareholder of Shares where the number of Shares being disposed of when aggregated with Shares then or previously disposed of by that same Shareholder does not exceed 5% of the total issued Shares in the Company.

11.6	Drag Along Option

If after the rights of pre-emption mentioned in clause 11 have been exhausted, and the holders of more than 80% of the issued Shares (Majority Holders) have agreed to jointly sell all of their Shares to a third party (Third Party) then provided the sales are bona fide and at arm’s length the Majority Holders have the option (Drag Along Option) to require the other holders of Shares (Minority Holders) to transfer to the Third Party or its nominees, all of the Shares held by Minority Holders or such lesser number as the Majority Holders (in their absolute discretion) may specify at the price per Share equal to or greater than that to be paid by the Third Party to the Majority Holders in respect of their Shares (Drag Along Price) on the same terms of sale as applicable to the Majority Holders.

18

11.7	Notification

The Majority Holders may only exercise the Drag Along Option by giving written notice to the Minority Holders prior to the expiration of a period of 7 days after the date on which the Tag Along Option expired. The notice must specify the number of Shares which the Minority Holders are required to transfer under clause 11.8.

11.8	Exercise of Drag Along Option

Upon the exercise of the Drag Along Option in accordance with this clause, the Minority Holders are bound to sell their Shares for the Drag Along Price on the same terms and conditions of sale as applicable to the Majority Holders and otherwise in accordance with this clause and completion of that sale must take place on the same date as the date proposed for completion of the sale of Shares by the Majority Holders.

11.9	Attorney of Minority Holders

Each Minority Holder irrevocably appoints all or any of the Majority Holders as its attorney with the right:

(a)	at any time to:

(i)	perform and observe the obligations of the Minority Holder under clause 13.8;

(ii)	do everything which in the attorney’s reasonable opinion is necessary or expedient to enable the exercise of any right of the Majority Holders in relation to clause 11.8; and

(iii)	appoint, substitute and otherwise delegate its powers (including this power or delegation); and

(b)	to do everything that the Minority Holder may lawfully authorise an agent to do in relation to clause 11.8.

11.10	Exercise of Attorney’s Powers

(a)	Any attorney may exercise its power pursuant to clause 11.9 notwithstanding that the exercise of the power constitutes a conflict of interest or duty.

(b)	Each Minority Holder ratifies any exercise of a power by an attorney pursuant to clause 11.9.

The power of attorney granted pursuant to clause 11.9 is granted to secure the performance of the obligations of the Minority Holders owed to the Majority under clause 11.8.

12.	PERMITTED DISPOSALS

12.1	Permitted Disposals

The following transfers of Shares constitute Permitted Disposals being transfers:

(a)	where the Shareholders have unanimously consented in writing to the Disposal of Shares;

19

(b)	to a member of the family of a Shareholder (whether the Shareholder is deceased or not);

(c)	by a Shareholder that is a trustee of a trust, to any person beneficially interested under a trust being a Shareholder and/or a member of the family of a Shareholder; or

(d)	to the legal personal representative of a deceased Shareholder where under the provisions of the deceased Shareholder’s will or the laws as to intestacy the person beneficially entitled to the Shares, whether immediately or contingently, is a member of the family of the Shareholder;

(e)	by the legal personal representative of a deceased Shareholder to a member of the family of the Shareholder; or

(f)	by any Shareholder, being a body corporate, to any other body corporate or entity which

(i)	acquires the assets of the original Shareholder and generally succeeds the original Shareholder in the course of a corporate group reorganisation in circumstances under which the original Shareholder is or has been liquidated or dissolved by the voluntary action of its own members but not otherwise; or

(ii)	is an Affiliate of the Shareholder.

12.2	Definitions in this clause

For the purpose of this clause 12 only:

a member of the family of a Shareholder means the husband, wife, widow, widower, child and remoter issue (including a child by adoption) parent (including adoptive parent), brother and sister (whether of full or half blood and including a brother or sister related by adoption), and children and remoter issue of any such brother or sister (including a child by adoption), of the Shareholder).

13.	OBLIGATIONS OF RETIRING SHAREHOLDER

13.1	Preconditions to completion of a Final Disposal

It is a condition precedent to completion of a Final Disposal that the Retiring Shareholder must cause any person appointed by it (if any) as a Director to resign from office releasing the Company from all liability in relation to that office except for liability that has accrued prior to the date of that resignation.

13.2	Indemnity to Retiring Shareholder

Upon a Retiring Shareholder ceasing to be a member of the Company and, if applicable, resigning from office as a Director, the remaining Shareholders must use their best endeavours to obtain, before, or as soon as possible after the Retiring Shareholder ceases to be a member and, if applicable, Director, a release of the Retiring Shareholder from any Guarantees entered into by the Retiring Shareholder (which will include procuring substitutes for such Guarantees), such release to take effect from the date on which the Retiring Shareholder ceases to be a member and, where applicable, Director.

20

13.3	Return of documents

(a)	It is a further condition precedent to completion of a Final Disposal that except as may be required for the proper maintenance of its records the Retiring Shareholder must return to the Company all books and records relating to the Business and the Company including any part or any copy which may have been incorporated in an updated work for the Retiring Shareholder’s own use.

(b)	The Retiring Shareholder will, at the Company’s request on completion of its Final Disposal provide the Company with written confirmation that it has complied with this clause 13.3(a).

(c)	The Company will keep and make available to any former Director for inspection copies of all Board papers and other books and records relating to the Business in relation to the period in which the former Director held office as a Director, for a period of at least seven years after the former Director ceased to be a Director, for the purpose facilitating the rights of access to the Company’s books that the former Director may have under the Corporations Act.

14.	PUBLICITY AND CONFIDENTIALITY

14.1	Announcements

Except as required by law:

(a)	the terms of this deed are to be kept confidential and may only be released to persons who are not Parties to this deed (other than the boards and management teams of the Parties and the professional advisers to the Parties) with the prior written consent of all the Parties; and

(b)	a Party must not make any press release in relation to this deed without the prior written consent of the other Parties.

14.2	Confidentiality

Each Party severally agrees with each other Party that no Confidential Information of the other Party or in relation to the Company or the Business which is exchanged between them under or arising from this deed or acquired during the negotiations prior to the Commencement Date shall be disclosed, divulged or otherwise placed at the disposal of any person not being a Party to this deed or a Related Body Corporate except:

(a)	to employees, legal advisers, auditors and other consultants requiring the information for the purposes of this deed;

(b)	with the consent of the Party who supplied the information;

(c)	if the information is prior to the Commencement Date lawfully in the possession of the recipient of the information through sources other than the Party who supplied the information;

(d)	if required by law or a stock exchange;

(e)	if strictly and necessarily required in connection with legal proceedings relating to this deed; or

(f)	to any prospective purchaser/assignee of a Share.

21

14.3	Time

The provisions of this clause 14 continue in full force and effect for a period of five years after the termination of this deed.

14.4	Availability of injunctive relief

If there is a breach by a Shareholder of its obligations under this clause 16 then, in addition and without prejudice to any other remedies which the other Parties may have, the other Parties or any of them are entitled to seek and obtain injunctive relief in any court of competent jurisdiction.

15.	NO RELIANCE AND ENTIRE UNDERSTANDING

Each of the Parties acknowledges to each other Party that (except for the specific warranties and representations made in this deed or such other documents):

(a)	it has entered into this deed relying entirely upon its own independent appraisal and assessment of all relevant matters;

(b)	it does not rely on any inference that may be drawn from any record or statement as to the affairs of the Company;

(c)	it does not rely on any account, letter, document, correspondence or arrangements whether oral or in writing as adding to or amending the terms and arrangements set out in this deed and that the conditions and stipulations in this deed constitute the only agreement between the Parties;

(d)	it does not rely upon any warranty, statement or representation made or given by or on behalf of any Party; and

(e)	it is fully aware of the contents of this deed (including the copy instruments annexed to it) and the documents referred to in this deed.

16.	MUTUAL WARRANTIES AND COVENANTS

16.1	Warranties

Each Shareholder warrants that:

(a)	it has the capacity to enter into and to perform its obligations under this deed;

(b)	it has taken all necessary legal action to authorise the entry into and performance of this deed and its obligations under this deed; and

(c)	where it enters into this deed as a trustee:

(i)	it has the capacity to be trustee of the relevant trust and has power as trustee unconditionally to execute and deliver and comply with its obligations under this deed;

(ii)	it has taken all necessary action required to authorise the unconditional execution and delivery of and the compliance with its obligations under this deed;

(iii)

in executing and delivering this deed and entering into the transactions contemplated by this deed, it has properly complied with its obligations to the beneficiaries of the trust and the execution and delivery of this deed

22

and the entry into the transactions contemplated by this deed are for the benefit of the beneficiaries of the trust and do not constitute a conflict of interest or duty or breach of trust;

(iv)	it is the only trustee of the trust and no action has been taken to remove it as trustee of the trust or to appoint an additional trustee of the trust;

(v)	no action has been taken to terminate the trust; and

(vi)	it has not defaulted in compliance of its obligations as trustee of the trust; and

(d)	where it enters into this deed as a company:

(i)	it is duly incorporated and validly exists under the laws of its jurisdiction;

(ii)	it is not affected or threatened by any form of insolvency or administration; and

(iii)	it has taken all corporate action and passed all appropriate resolutions that are necessary to authorise execution and performance of this deed.

16.2	Covenants

Each Shareholder covenants with each other Shareholder that:

(a)	it will be just and faithful to each other Shareholder and the Company in all transactions relating to the conduct of the Company and the completion of all other matters contemplated under this deed and will give a true account of such transactions and matters whenever reasonably required;

(b)	upon every reasonable request being made of it, it will inform each other Shareholder of all information and materials it may have concerning this deed and the Company;

(c)	it will punctually pay and discharge all its obligations under this deed and will indemnify and keep indemnified each other Shareholder from and against:

(i)	all loss and damage arising in relation to any breach of the obligations imposed on it under this deed; and

(ii)	without limiting clause 16.2(c)(i) all loss and damage arising, from it entering into any contracts, pledging any credit, incurring any liabilities, assuming any obligations or making any warranties or representations for or on behalf of the other Shareholders or the Company without the necessary authority or power to do so; and

(d)	upon receipt of any moneys belonging to the Company, it will promptly notify the other Shareholders and pay those moneys into the appropriate bank account.

23

17.	NO PARTNERSHIP

Nothing in this deed creates or is to be taken to create any partnership between the Parties or any of them.

18.	CONFLICT

Each Party must promptly and fully advise each other Party of any potential conflict between its own interest and its duties to the Company under this deed within two Business Days of first becoming aware of such conflict.

19.	TERMINATION

19.1	Term

The agreement is deemed to have commenced on the Commencement Date and subject to earlier termination under any other provision of this deed, continues in force until the earlier of:

(a)	a unanimous resolution by the Shareholders to terminate it;

(b)	the Company being wound up;

(c)	any Shareholder holding all the issued Shares;

(d)	completion of the sale of all or substantially all of the Business and/or the Company’s assets.

19.2	Exiting Shareholder

Subject to clause 19.3, this deed ceases to apply to a Shareholder which has transferred all its Shares in accordance with this deed and caused the replacement Shareholder to sign a Deed of Accession, except for clauses 13 and 14.

19.3	Termination not to affect certain provisions

Termination of this deed or the ceasing by any Shareholder to hold any Shares:

(a)	is without prejudice to any obligations of the Parties which have accrued before termination or cessation and which remain outstanding; and

(b)	will not affect any provision of this deed which is expressed to come into effect on, or to continue in effect after, that termination or cessation.

20.	ASSIGNMENT

A Party must not Dispose of any of its rights under this deed otherwise than in connection with a transfer of Shares in accordance with this deed. The creation of a charge over any property of the Company and/or its Affiliate Corporate does not constitute an assignment for the purposes of this clause.

21.	NOTICES

21.1	General

A notice, demand, certification, process or other communication relating to this deed is to be written in English and may be given by an agent of the sender.

24

21.2	Method of service

In addition to any lawful means, a communication may be given by:

(a)	being personally served on a Party;

(b)	being left at the Party’s current address for service;

(c)	being sent to the Party’s current address for service by pre–paid ordinary mail or, if the address is outside Australia, by pre–paid air mail; or

21.3	Particulars for service

(a)	The particulars for service of each Party are initially:

(i)	If to the Company

Address:	Level 1, 194 Miller Street, North Sydney, NSW, Australia 2060
Attention:	Chris Campbell
Facsimile:	+61 2 8920 0314

(ii)	If to the First Shareholder

Address:	Level 1, 194 Miller Street, North Sydney, NSW, Australia 2060
Attention:	Chris Campbell
Facsimile:	+61 2 8920 0314

(iii)	If to the Second Shareholder

Address:	2201-03 World Wide House, 19 Des Voeux Road Central Hong Kong, China
Attention:	Mr Xue Baizhong
Facsimile:	+852 2501 0028

(iv)	If to the Third Shareholder

Address:	5 Watten Close, Singapore 287728
Attention:	Janette Dixon
Telephone:	+65 6520 3778
Mobile:	+65 9827 6436

(b)	Each Party may change from time to time its particulars for service by notice to each other Party.

21.4	Service

If a communication is given by:

(a)	post it is taken as received if posted within Australia to an Australian address three Business Days (in the place of receipt) after posting and in any other case seven Business Days (in the place of receipt) after posting; or

(b)	facsimile and the sender’s facsimile machine produces a transmission report indicating that the facsimile was sent to the addressee’s facsimile machine, the report is prima facie evidence that the facsimile was received by the addressee in legible form at the time indicated on that report.

25

21.5	Service after hours

If a communication to a Party is received by it:

(a)	after 5.00 p.m. in the place of receipt; or

(b)	on a day which is not a Business Day,

it is taken to have been received at the commencement of the next Business Day.

22.	ALTERNATIVE DISPUTE RESOLUTION

22.1	No proceedings

A Party must not start court proceedings about a dispute arising out of this deed unless it first complies with this clause, except:

(a)	where a Party seeks urgent injunctive relief; or

(b)	where the dispute relates to compliance with this clause.

22.2	Notice

A Party claiming that a dispute has arisen must notify each other Party giving details of the dispute.

22.3	Best efforts to resolve

Each Party to the dispute must use its best endeavours to resolve the dispute within five Business Days following receipt of notice of the dispute or a longer period agreed in writing by the Parties to the dispute.

22.4	Negotiate in good faith

If the Parties do not resolve the dispute under clause 22.3, the CEO, managing director, principal person or other senior employee of each disputing Party must negotiate in good faith to resolve the dispute for a period of up to five Business Days (or a longer period agreed in writing by the Parties to the dispute) after the end of the period referred to in clause 22.3.

22.5	Mediation

If the Parties do not resolve the dispute under clause 22.4 then the Parties must attempt to resolve the dispute by mediation conducted in accordance with the Australian Commercial Dispute Centre Mediation Guidelines.

22.6	Arbitration

If the dispute has not been settled within 20 Business Days (or a longer period agreed in writing by the disputing Parties) after the appointment of a mediator, the Parties must attempt to resolve the dispute by arbitration in accordance with the Institute of Arbitrators and Mediators of Australia Rules for the conduct of Commercial Arbitrations.

26

23.	COSTS AND STAMP DUTY

23.1	Legal costs

Each Party must bear its own legal and other costs and expenses relating directly or indirectly to the preparation of, and performance of its obligations under, this deed.

23.2	Stamp duty

The Parties agree to share equally, and be liable for, and duly pay all stamp duty on or relating to this deed and any document executed under it.

24.	FORCE MAJEURE

24.1	Parties to give notice of Force Majeure

If any Party is unable to carry out its obligations under this deed by reason of Force Majeure that Party must give the other Party prompt written notice of the Force Majeure with reasonably full particulars concerning it.

24.2	Obligations suspended during Force Majeure

After a Party has given notice of a Force Majeure event, the obligations of that Party, so far as they are affected by the Force Majeure event, are suspended during the continuance of the Force Majeure.

24.3	Removal of Force Majeure

An affected Party must use its best efforts to remove the Force Majeure as quickly as possible.

25.	GENERAL

25.1	Governing Law

This deed is governed by the laws of New South Wales, Australia.

25.2	Severance

Any provision of this deed which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

25.3	Waiver

(a)	Waiver of a breach or of any right of election arising from a breach of this document must be in writing and signed by the Party granting the waiver.

(b)	A breach or any right of election arising from a breach of this document is not waived by any failure to or delay in the exercise, or partial exercise, of that right of election or any other right.

25.4	Variation

This deed may only be varied or replaced by a document in writing duly executed by the Parties.

27

25.5	Further action

Each Party must take all steps, execute all documents and do everything reasonably required by any other Party to give effect to the transactions contemplated by this deed.

25.6	Counterparts

This deed may be executed in a number of counterparts. All counterparts taken together constitute this deed.

25.7	No merger

The rights and obligations of the Parties will not merge on the completion of any transaction contemplated by this deed. They will survive the execution and delivery of any assignment or to her document entered into for the purpose of implementing any such transaction.

25.8	Rights cumulative

Subject to any express provision in this deed to the contrary, the rights of a Party under this deed are cumulative and are in addition to any other rights of that Party.

25.9	Approvals and consent

Subject to any express provision in this deed to the contrary, a Party may conditionally or unconditionally give or withhold any consent to be given under this deed and is not obliged to give its reasons for doing so.

25.10	Process service

Any process or other document relating to litigation, administration or arbitral proceedings in relation to this deed may be served by any method contemplated by clause 22 or in accordance with any applicable law.

25.11	Enurement

The provisions of this deed will inure for the benefit of and be binding on the Parties and their respective successors and permitted substitutes and assigns.

28

SIGNED AS A DEED

SIGNED FOR AND ON BEHALF OF VENOMICS PTY LIMITED ACN 135 609 399 in accordance with section 127 of the Corporations Act 2001: Director/Secretary Name (printed)	) ) ) ) ) ) ) ) ) ) )	Director
SIGNED FOR AND ON BEHALF OF QRXPHARMA LIMITED ACN 102 254 151 in accordance with section 127 of the Corporations Act 2001: Director/Secretary Name (printed)	) ) ) ) ) ) ) ) ) ) )	Director
SIGNED FOR AND ON BEHALF OF SURPLUS INTERNATIONAL INVESTMENTS LIMITED by in the presence of: Witness Name (printed)	) ) ) ) ) ) ) ) ) ) )	Director
SIGNED by JANETTE DIXON in the presence of: Witness Name (printed)	) ) ) ) ) ) ) ) ) ) )	Janette Dixon

29

Schedule 1

Notice of Appointment

I, [INSERT NAME] of [INSERT ADDRESS] being a member of Venomics Pty Limited, by this notice appoints [INSERT NAME] of [INSERT ADDRESS] as a director of Venomics Pty Limited.

The Appointee’s consent in writing to act as the director is enclosed with this notice.

Dated

SIGNED by (*an authorised officer of) in the presence of. (*Delete if individual shareholder signing)

30

Schedule 2

Notice of Removal

I, [INSERT NAME] of [INSERT ADDRESS] being a member of Venomics Pty Limited, by this notice by this notice removes [INSERT NAME] of [INSERT ADDRESS] as a director of Venomics Pty Limited.

The Appointee’s consent in writing to act as the director is enclosed with this notice.

Dated

SIGNED by (*an authorised officer of) in the presence of. (*Delete if individual shareholder signing)

31

Annexure A

(Deed of Accession)

THIS DEED is made on

BY	[INSERT NAME] (Retiring Shareholder)

[INSERT COMPANY’S NAME FOR A SHARE ISSUE] (Company)

[INSERT NAME] (New Shareholder).

RECITALS:

A.	By a document [dated] the Company, First Shareholder and the Second Shareholder [and the Third Shareholder] agreed to abide by certain covenants relating to the conduct of the affairs of the Company (Shareholders’ Deed).

B.	In consideration of Shares being [issued/transferred] to the New Shareholder, [by the Retiring Shareholder] the New Shareholder has agreed to be bound by the terms of the Shareholders’ Deed.

OPERATIVE PROVISIONS:

26.	INTERPRETATION

26.1	Definitions

Terms not otherwise defined in this deed have the meanings ascribed to them in the Shareholders’ Deed.

26.2	Construction

The provisions of clauses 1.1 and 1.2 of the Shareholders’ Deed apply to this deed as if set out in full in this deed.

27.	COVENANTS BY THE NEW SHAREHOLDER

27.1	Receipt of Shareholders’ Deed

The New Shareholder confirms it has been given a copy of the Shareholders’ Deed.

27.2	Shareholders’ Deed to be binding

In consideration of Shares being [issued/transferred] to the New Shareholder [by the Retiring Shareholder], upon the execution of this deed, the New Shareholder is to be added as a Party to the Shareholders’ Deed as a Shareholder and is bound by the provisions of the Shareholders’ Deed as if it had been signatory to the Shareholders’ Deed.

27.3	Obligations under the Shareholders’ Deed

The New Shareholder’s obligations under the Shareholders’ Deed are identical to the Shareholders’ obligations under the Shareholders’ Deed, whether the latter obligations arose prior to, contemporaneously with, or after the Commencement Date.

27.4	Confirmation of the Shareholders’ Deed

The New Shareholder confirms the Shareholders’ Deed.

28.	GOVERNING LAW

This deed is governed by and to be construed in accordance with the laws from time to time of the State of New South Wales and the Parties submit to the jurisdiction of the Courts of that State, and their appellate Courts, in relation to this deed.

EXECUTED as a DEED

SIGNED FOR AND ON BEHALF OF [INSERT NAME] by in the presence of:	) ) ) ) )
)
Witness	) )	Director
)
Name (printed)	) )
SIGNED FOR AND ON BEHALF OF [INSERT NAME] by in the presence of:	) ) ) ) )
)
Witness	) )	Director
)
Name (printed)	) )
SIGNED FOR AND ON BEHALF OF [INSERT NAME] by in the presence of:	) ) ) ) )
)
Witness	) )	Director
)
Name (printed)	) )